Exhibit 4.1

Execution Version

Goodrich Petroleum Corporation, as Issuer

the Subsidiary Guarantor named herein

and

Wilmington Trust, National Association,

as Trustee and Collateral Agent

INDENTURE

Dated as of May 31, 2019

13.50% Convertible Second Lien Senior Secured Notes due 2021

Reference is made to the Intercreditor Agreement, dated as of the date hereof, between SunTrust Bank, as Priority Lien Agent (as defined therein), and Wilmington Trust, National Association, as Second Lien Agent (as defined therein) and acknowledged and agreed by Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and certain of its subsidiaries (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”).  Each holder of Second Lien Obligations (as defined therein), by its acceptance of such Second Lien Obligations i) consents to the subordination of Liens provided for in the Intercreditor Agreement, ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and iii) authorizes and instructs the Second Lien Agent (as defined therein) on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Agent on behalf of such Second Lien Secured Parties.  The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Documents (as defined in the Intercreditor Agreement) to extend credit to Goodrich Petroleum Company, L.L.C. and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

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EXHIBITS AND SCHEDULES

Exhibit A	Form of Note
Exhibit B-1	Form of Certificate of Transfer
Exhibit B-2	Form of Certificate from Acquiring Institutional Accredited Investors
Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Notation of Guarantee
Exhibit E	Form of Guarantor Supplemental Indenture

Schedule 7.27	Affiliate Transactions

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INDENTURE (this “Indenture”), dated as of May 31, 2019, by and between Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), Goodrich Petroleum Company, L.L.C., as the initial Subsidiary Guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”).

R E C I T A L S

A.                                    The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 13.50% Convertible Second Lien Senior Secured Notes due 2021 (as further defined herein, the “Notes”):

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                          Definitions.

“144A Global Note” means one or more permanent global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, representing Initial Notes or PIK Interest Notes transferred or exchanged in reliance on Rule 144A and any PIK Interest paid in respect of such Initial Notes or PIK Interest Notes.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)                                 any properties or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2)                                 the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” of the Company means (without duplication), as of the date of determination, the remainder of:

(a)                                 the sum of:

(1)                                 discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A)                               estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)                               estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C)                               estimated proved oil and gas reserves produced or disposed of since such year end, and

(D)                               estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and in accordance with Commission guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with Commission guidelines as of such year end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers;

(2)                                 the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(3)                                 the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(4)                                 the greater of

(A)                               the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(B)                               the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided, however that, if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (4)(A) of this definition shall apply;

minus

(b)                                 the sum of:

(1)                                 Minority Interests;

(2)                                 any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(3) above of this definition);

(3)                                 to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing prices and costs calculated in accordance with Commission guidelines as of such year end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(4)                                 to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to such Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After Acquired Property” means any and all assets or property (other than Excluded Assets) acquired by the Company or any Subsidiary Guarantor after the Issue Date that is not automatically subject to a perfected security interest under the Collateral Agreement and that constitutes Collateral.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Beneficial Ownership Limitation” means 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock as set forth in the applicable Conversion Notice.

“Bloomberg” means Bloomberg Financial Markets.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Houston, Texas or a place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the FASB on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 7.03.

“Cash Equivalents” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided, however that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                 marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either S&P or Moody’s;

(3)                                 certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the short-term deposit of which is rated at the time of acquisition thereof at least “A2” or the equivalent thereof by S&P, or “P-2” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $100.0 million;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)                                 interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Cash Interest” means any interest on the Notes payable in cash.

“Cash Management Obligations” means obligations under any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, automated clearing house fund transfer services, purchase card, electronic funds transfer (including non-card e-payables services) and other cash management arrangements and commercial credit card and merchant card services.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $1,000,000.

“Change of Control” means:

(1)                                 any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) other than as a result of any merger or consolidation in which the holders of the Voting Stock of the Company immediately prior to such transaction will, immediately after such transaction, hold or own Voting Stock of the surviving or successor entity or any parent thereof representing a majority of the voting power of the Voting Stock of such entity (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);

(2)                                 the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(3)                                 the first day on which a majority of the members of the Board of Directors of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) are not Continuing Directors; or

(4)                                 the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Closing Price” means, for any security as of any date, the closing price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the closing price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Collateral” means, at any time, all Property that is, or is required under the terms of this Indenture to be, subject to the Liens created by the Security Documents to secure the Notes and the Subsidiary Guarantees.

“Collateral Agent” means Wilmington Trust, National Association, in its capacity as Collateral Agent under the Security Documents (together with its successors in such capacity).

“Collateral Agreement” means the second lien collateral agreement, dated as of the date hereof, among the Collateral Agent, the Company and the Subsidiary Guarantors party thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.  Unless otherwise specified, “Common Stock” means Common Stock of the Company.

“Company” means Goodrich Petroleum Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Confirmation Order” has the meaning assigned to such term in the Recitals.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDAX of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)                                 if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

(2)                                 if the Company or any Restricted Subsidiary has Incurred, repaid, repurchased, defeased or otherwise discharged any Indebtedness (other than Indebtedness described in clause (1) above) since the beginning of the period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Incurrence, repayment, repurchase, defeasement or other discharge of Indebtedness as if such Incurrence, repayment, repurchase, defeasement or other discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving Credit Facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)                                 if, since the beginning of such period, the Company or any Restricted Subsidiary has made any sale, assignment or other transfer of Property or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such a sale, assignment or other transfer of Property, the Consolidated EBITDAX for such period will be reduced by an amount equal to the Consolidated EBITDAX (if positive) directly attributable to the assets which are the subject of such sale, assignment or other transfer of Property for such period or increased by an amount equal to the Consolidated EBITDAX (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such sale, assignment or other transfer of Property for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)                                 if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under this Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(5)                                 if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any sale, assignment or other transfer of Property or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such sale, assignment or other transfer of Property or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission); provided, however that the aggregate amount of pro forma expense and cost reductions to be included in calculating Consolidated EBITDAX pursuant to this sentence shall not exceed 10% of Consolidated EBITDAX (determined before giving effect to this sentence) for such period.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).  If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated EBITDAX” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1)                                 Consolidated Interest Expense;

(2)                                 Consolidated Income Tax Expense;

(3)                                 consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;

(4)                                 consolidated amortization expense or asset impairment charges of the Company and its Restricted Subsidiaries;

(5)                                 other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6)                                 consolidated exploration and abandonment expense of the Company and its Restricted Subsidiaries,

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period).

Notwithstanding the preceding sentence, clauses (1) through (6) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated EBITDAX of such Person only in the same proportion that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense (less interest income) of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1)                                 interest expense attributable to Capitalized Lease Obligations;

(2)                                 amortization of debt discount and debt issuance cost (provided, however that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)                                 non-cash interest expense (to the extent deducted in the calculation of Consolidated Net Income);

(4)                                 commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)                                 the interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(6)                                 cash costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)                                 the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and

(8)                                 all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, minus, to the extent included above, any interest attributable to Dollar-Denominated Production Payments; provided, however that for the purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Indebtedness to which such Consolidated Interest Expense relates.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in clause (d) of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (8) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in clause (d) of the definition of “Indebtedness.”

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP and after any reduction in respect of Preferred Stock dividends of such Person; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:

(1)                                 any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a)                                 subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)                                 the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2)                                 any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)                                 subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)                                 the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)                                 any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4)                                 any nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5)                                 the cumulative effect of a change in accounting principles;

(6)                                 any “ceiling limitation” or other asset impairment writedowns on Oil and Gas Properties under GAAP or Commission guidelines;

(7)                                 any unrealized non-cash gains or losses or charges in respect of Hedging Obligations;

(8)                                 income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(9)                                 any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

provided further, for the purposes of calculating Consolidated Net Income, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Indebtedness.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) who:  (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Agent” means the office or agency appointed by the Company where Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Amount” means the sum of (A) the portion of the outstanding principal amount of the Note to be converted, with respect to which this determination is being made, and (B) any accrued and unpaid interest on the outstanding principal amount of such Note as at the Conversion Date, if any.

“Conversion Date” means any date on which any Holder shall convert any Conversion Amount into shares of Common Stock.

“Conversion Price” means $21.33, subject to adjustment from time to time as set forth herein.

“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of any Conversion Amount, which shall be determined by dividing (x) such Conversion Amount by (y) the then applicable Conversion Price.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 16.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the First Lien Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), capital market transactions or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Current Market Price” on any date in question means, with respect to any adjustment in conversion rights as set forth herein, the average of the daily Closing Prices for the Common Stock for the five consecutive Trading Days selected by the Board of Directors commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the day before the Ex Date with respect to the transaction requiring such adjustment; provided, however that (i) if any other transaction occurs requiring a prior adjustment to the Conversion Price and the Ex Date for such other transaction falls after the first of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling prior to the Ex Date for such other transaction shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction and (ii) if any other transaction occurs requiring a subsequent adjustment to the Conversion Price and the Ex Date for such other transaction falls on or before the last of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling on or after the Ex Date for such other transaction shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Persons” means a person or entity: (i) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order; (ii) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or (iii) that is otherwise the subject of any Sanctions Laws and Regulations in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Disposition” or “Dispose” means the sale, transfer, license, lease, abandonment, or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and any assignment, termination, close out, or restructuring of any swap agreement outside of the ordinary course of business.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder of the Capital Stock or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable for Disqualified Stock or other Indebtedness (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)                                 is redeemable at the option of the holder of the Capital Stock in whole or in part (other than, including at the issuer’s election, solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided, however that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that (i) the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Sections 7.26 and 7.30 and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with Section 7.23.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.

“Effective Date” means the date hereof.

“Embargoed Person” shall mean any party that is (a) a Designated Person or (ii) publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other requirement of law.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Company or any Subsidiary Guarantor is conducting, or at any time has conducted, business, or where any Property of the Company or any Subsidiary Guarantor is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Company or the Subsidiary Guarantors would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Ex Date” means (i) when used with respect to any dividend, distribution or issuance, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, (iii) when used with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after such tender or exchange offer expires and (iv) when used with respect to any other transaction, the date of consummation of such transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Assets” has the meaning assigned to such term in the Collateral Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated pursuant thereto.

“First Lien Administrative Agent” means SunTrust Bank, as “Administrative Agent” under the First Lien Credit Agreement (together with its successors in such capacity).

“First Lien Credit Agreement” means the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 14, 2019 among the Company, as parent, the initial Subsidiary Guarantor, as borrower, the First Lien Administrative Agent, and the other lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, amendment and restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided, however that such increase in borrowings is permitted under Section 7.22).

“First Lien Secured Indebtedness” means the “Secured Obligations” as defined in the First Lien Credit Agreement as in effect on the Issue Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.  Notwithstanding any other provision contained in this Indenture, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations

“Global Note Legend” means the legend set forth in Section 2.07(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, as appropriate, issued in accordance with Sections 2.01, 2.07(b)(3), 2.07(b)(4), 2.07(d)(1), 2.07(d)(2) or 2.07(d)(3) of this Indenture that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Grantors” shall have the meaning assigned to such term in the Collateral Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Guarantor that is not Disqualified Stock.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hazardous Materials” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means,

(a)                                 with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1)                                 the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)                                 the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4)                                 the principal component of all obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except as described in clause (8) of the penultimate paragraph of this definition of “Indebtedness”), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as a liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5)                                 Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6)                                 the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)                                 the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)                                 the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)                                 to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

(b)                                 The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

(c)                                  Notwithstanding the preceding, “Indebtedness” shall not include:

(1)                                 Production Payments and Reserve Sales;

(2)                                 any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)                                 any Hedging Obligations; provided, however that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are designed to offset changes in currency or commodity prices and are entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;

(4)                                 any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided, however that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(5)                                 any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however that such Indebtedness is extinguished within five Business Days of Incurrence;

(6)                                 in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(7)                                 all contracts and other obligations, agreements, instruments or arrangements described in clauses (19), (20), (21) or (27)(a) of the definition of “Permitted Liens;” and

(8)                                 accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days past the invoice or billing date or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

(d)                                 In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1)                                 such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)                                 such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3)                                 there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                 the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is with recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by such Person and its Restricted Subsidiaries.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means Notes issued on the Issue Date in the form of Exhibit A attached hereto.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time) among the Collateral Agent, for itself and on behalf of the Holders, and the First Lien Administrative Agent, for itself and on behalf of the “Lenders” under the First Lien Credit Agreement.

“Interest Payment Date” has the meaning stated in Exhibit A hereto, as applicable.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however that none of the following will be deemed to be an Investment:

(1)                                 Hedging Obligations entered into in the ordinary course of business, not for speculative purposes and in compliance with this Indenture;

(2)                                 endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)                                 an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Capital Stock (other than Disqualified Stock) of the Company.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and Section 7.23:

(1)                                 “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)                                 the Company’s “Investment” in such Subsidiary at the time of such redesignation less,

(b)                                 the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than:

(1)                                 Baa3 (or the equivalent) by Moody’s; and

(2)                                 BBB- (or the equivalent) by S&P,

or, if either such Rating Agency ceases to make a rating on the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which the Notes have an Investment Grade Rating from each Rating Agency, and no Default has occurred and is then continuing under this Indenture.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC; provided, however that in no event shall an operating lease be deemed to constitute a Lien.

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Company and its Subsidiaries in excess of $1,000,000 for any single acquisition or series of related acquisitions of Property.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, or financial condition of the Company and the Subsidiary Guarantors taken as a whole, (b) the ability of the Company or any Subsidiary Guarantor to perform any of its obligations under any Note Document, (c) the validity or enforceability of any Note Document or (d) the rights and remedies of or benefits available to the Trustee or the Collateral Agent under any Note Document.

“Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $1,000,000 for any single Disposition or series of related Dispositions of Property.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Money-Laundering Laws” means, collectively, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the rules and regulations thereunder, and any related or similar laws, regulations or guidelines, issued, administered or enforced by any governmental agency of the United States (including, without limitation, the USA Patriot Act, the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), and the Executive Order).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Property” means any Property owned by the Company or any Subsidiary Guarantor, which is subject to the Liens existing and to exist under the terms of the Security Documents.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)                                 as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)                                 the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Intercreditor Agreement, the Security Documents, the Registration Rights Agreements and the Purchase Agreement.

“Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.  Except as otherwise specified herein, including Article Four, for all purposes of this Indenture the term “Notes” shall include the Initial Notes and any PIK Interest Notes, all references to “principal amount” of the Notes shall include any increase in the principal amount thereof in respect of PIK Interest paid in accordance with the terms of this Indenture, and all such Notes shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“OFAC” means the U.S. Department of the Treasury Office of Foreign Assets Control.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.  Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Oil and Gas Business” means:

(1)                                 the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon, mineral and renewable energy properties or products produced in association with any of the foregoing;

(2)                                 the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons, minerals and renewable energy obtained from unrelated Persons;

(3)                                 any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons, minerals and renewable energy produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate;

(4)                                 any business relating to oil field sales and service or drilling rigs; and

(5)                                 any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

(1)                                 of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)                                 of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation, provided, however that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test described in Section 7.22(a)(1).

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other Hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties including:

(1)                                 ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2)                                 Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)                                 direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Reserve Based Facility” means a reserve based credit facility (a) with lenders holding a majority in principal amount of the commitments thereunder that are (i) commercial bank lenders, (ii) investment banks or (iii) Affiliates of Persons described in clauses (i) and (ii), which, in each case, have experience participating in reserve based credit facilities and (b) which shall contain a borrowing base determined on a basis substantially consistent with customary terms and advance rates for oil and gas reserve based lending practices.  For the avoidance of doubt, the First Lien Credit Agreement (including the lenders parties thereto on the date hereof, the methodology for borrowing base determinations and the initial borrowing base determination on June 1, 2019) shall be deemed to be a Permitted Reserve Based Facility.

“Permitted Holder” means each Person that directly or indirectly owns Voting Stock of the Company on the date hereof and any Affiliate of such Person.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)                                 the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary;

(2)                                 another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided, however that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)                                 cash and Cash Equivalents;

(4)                                 receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7)                                 Capital Stock, obligations or securities received in settlement of debts (x) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or (y) pursuant to any plan of reorganization or similar arrangement in a bankruptcy or insolvency proceeding;

(8)                                 any Person as a result of the receipt of non-cash consideration from a sale, assignment or other transfer of Property that was made pursuant to and in compliance with Section 7.26;

(9)                                 Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 7.22;

(10)                          Guarantees issued in accordance with Section 7.22;

(11)                          Permitted Business Investments;

(12)                          any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(13)                          any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(14)                          Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(15)                          Investments in the Notes;

(16)                          Investments in existence on the Issue Date; and

(17)                          Investments by the Company or any of its Restricted Subsidiaries (other than Investments in any Unrestricted Subsidiary), together with all other Investments pursuant to this clause (17), in an aggregate amount outstanding at the time of such Investment not to exceed the greater of $7.5 million and 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets (with the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens on the Collateral securing Indebtedness and related obligations Incurred under Section 7.22(b)(1); provided, however that the collateral agent, trustee or other security representative for the holders of such Indebtedness shall have become a party to the Intercreditor Agreement;

(2)                                 pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)                                 statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)                                 Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided, however that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;

(5)                                 Liens in favor of issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)                                 survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7)                                 Liens securing Hedging Obligations permitted from time to time under this Indenture which are not included in the definition of Indebtedness pursuant to clause (c)(3) of the definition thereof;

(8)                                 leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                 prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                          Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided, however that:

(A)                               the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(B)                               such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)                          Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided, however that:

(A)                               such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(B)                               such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)                          Liens arising from UCC financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)                          Liens (other than for borrowed money) existing on the Issue Date;

(14)                          Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15)                          Liens on property at the time the Company or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16)                          Liens securing the Notes, any increase in principal amount as the result of a PIK Payment and any PIK Interest Notes in respect thereof and the Subsidiary Guarantees;

(17)                          Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured and that is being refinanced pursuant to Section 7.22(b)(4)(c) of this Indenture; provided, however that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(18)                          any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided, however that such Liens do not extend to any property or asset that is not leased property subject to such Capitalized Lease Obligation or operating lease;

(19)                          Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(20)                          Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(21)                          Liens on pipelines or pipeline facilities that arise by operation of law;

(22)                          Liens in favor of the Company or any Subsidiary Guarantor;

(23)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(24)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25)                          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.22; provided, however that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)                          any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(28)                          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(29)                          Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(30)                          Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 7.23;

(31)                          Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank;

(32)                          Liens on any cash, Cash Equivalents or other securities to secure Cash Management Obligations owing to the banks or other financial entities holding such cash, Cash Equivalents or securities; and

(33)                          Liens securing Indebtedness in an aggregate principal amount outstanding at any one time, added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (33), not to exceed $5.0 million.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Per Share Premium Amount” means, with respect to any tender or exchange offer, (i) the Premium Amount paid as part of such tender or exchange offer divided by (ii) the Post-Tender Offer Number of Common Shares.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Company, the Subsidiary Guarantors or an ERISA Affiliate.

“Plan of Reorganization” has the meaning assigned to such term in the Recitals.

“Post-Tender Offer Number of Common Shares” means, with respect to any tender or exchange offer, the number of shares of Common Stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of Common Stock pursuant thereto) minus the number of shares of Common Stock acquired pursuant thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Premium Amount” means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus (ii) the product of the Current Market

Price on the date of expiration of such tender or exchange offer and the number of shares of Common Stock acquired pursuant to such tender or exchange offer.

“Prepayment Premium” means, with respect to any Note on any applicable redemption date (whether voluntary, mandatory or otherwise) the applicable redemption price for such Note as set forth in Section 3.07.

“Principal Market” means NYSE American, LLC.

“Prior Lien” means a Lien on any Collateral that has priority (whether by law or pursuant to any agreement) over the Liens of the Security Documents.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Developed Producing Properties” means Oil and Gas Properties which are categorized as “Proved Reserves” that are both “Developed” and “Producing”, as such terms are defined in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Oil and Gas Properties” means Oil and Gas Properties containing Proved Reserves.

“Proved Reserves” means reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”; (b) “Developed Non-Producing Reserves”; or (c) “Undeveloped Reserves”.

“Purchase Agreement” means that certain purchase agreement with respect to the Notes dated as of the Issue Date by and among the Company and the other parties thereto, as such agreement may be amended from time to time.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody’s, or both, as the case may be.

“RCRA” has the meaning assigned to such term in the definition of Environmental Laws.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance” and “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of another Subsidiary Guarantor, but excluding Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)                                 (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)                                 the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)                                 such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4)                                 if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Registration Rights Agreement” means that certain registration rights agreement with respect to the Notes dated as of the Issue Date by and among the Company and the other parties thereto, as such agreement may be amended from time to time.

“Registration Statement” means a registration statement that may be filed with the Commission pursuant to the Registration Rights Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Permanent Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend, representing Initial Notes or PIK Interest Notes transferred or exchanged in reliance on Regulation S and any PIK Interest paid in respect of such Initial Notes or PIK Interest Notes.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Sanctioned Country” means, at any time, a country or territory which is itself or whose government is, the subject or target of any Sanctions (at the time of this Indenture, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means, collectively, any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or her Majesty’s Treasury of the United Kingdom.

“Sanctions Laws and Regulations” means any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the Collateral Agreement, mortgages, deeds of trust and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Company or any other Person in connection with, or as security for the payment or performance of the Notes, the Subsidiary Guarantees or this Indenture, as such agreements may be amended, modified, supplemented or restated from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as in effect on the Issue Date, measured as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Subsidiary Guarantors” means Goodrich Petroleum Company, L.L.C., as the initial guarantor of the Notes, and any Person that after the Issue Date guarantees the Notes pursuant to Section 7.28 or otherwise, in each case until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, means such successor, in each case until such Person is released from its guarantee of the Notes in accordance with this Indenture.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority.

“Tender Consideration” means, with respect to any tender or exchange offer, the aggregate of the Cash plus the Fair Market Value of all non-Cash consideration paid in respect of such tender or exchange offer.

“Test Date” means (A) each January 1 and July 1 of each year commencing with July 1, 2019 and (B) the date of any Material Acquisition or Material Disposition by the Company or its Restricted Subsidiaries of the Oil and Gas Properties (and after giving effect thereto, including any change in Indebtedness of the Company and its Restricted Subsidiaries as a result thereof).

“Total Proved PV10%” means, as of any date of determination thereof with respect to the Oil and Gas Properties described in the most recently prepared reserve report, the net present value, determined using a discount rate of ten percent (10%) per annum, of the future net revenues expected to accrue to the Company’s and the Subsidiary Guarantors’ collective interest in such Oil and Gas Properties during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made by the Company in accordance with the then existing standards of the Society of Petroleum Engineers; provided, however that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes and for operating, gathering, transportation and marketing costs, required for the production and sale of Hydrocarbons from such Oil and Gas Properties, (b) the pricing assumptions used in determining Total Proved PV10% for any Oil and Gas Properties shall be based upon the Strip Price on such date, adjusted in a reasonable manner to reflect the Company’s and the Subsidiary Guarantors’ Commodity Agreements in respect of forecasted production from Proved Developed Producing Properties and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential in a reasonable manner. The amount of Total Proved PV10% at any time shall be calculated on a pro forma basis for dispositions and acquisitions of Oil and Gas Properties consummated since the date of the most recently prepared reserve report (provided, however that, in the case of any such acquisition or disposition, as the case may be, the Company shall have prepared a reserve report evaluating all categories of Proved Reserves attributable to the Oil and Gas Properties subject thereto).

“Total Secured Debt” means, at any time, the aggregate principal amount of Indebtedness in respect of the First Lien Credit Agreement outstanding at such time plus the aggregate principal amount of Indebtedness in respect of the Notes outstanding at such time.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided, however that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

“Transactions” means, with respect to (a) the Company, the execution, delivery and performance by the Company of this Indenture and each other Note Document to which it is a party, the issuance of the Notes, the use of the proceeds thereof, and the grant of Liens by the Company on Mortgaged Properties and other Properties pursuant to the Security Documents and (b) each Subsidiary Guarantor, the execution, delivery and performance by such Subsidiary Guarantor of each Note Document to which it is a party, the guaranteeing of the Indebtedness in respect of the Notes and the other obligations under this Indenture by such Subsidiary Guarantor and such Subsidiary Guarantor’s grant of the security interests and provision of collateral under the Security Documents, and the grant of Liens by such Subsidiary Guarantor on Mortgaged Properties and other Properties pursuant to the Security Documents.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means Wilmington Trust, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Unrestricted Cash” means cash and cash equivalents that satisfy each of the following criteria: (A) are held in a bank account subject to the “control” as defined in Article 9 of the UCC of the Trustee, (B) are not subject to any Lien other than the Liens in respect of the Notes and Permitted Liens described in either clause (1) or clause (11) of the definition thereof and (C) are not held in a restricted account, payroll account, tax account, trust account, pension account, royalty account or other similar type of account.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)                                 all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)                                 on the date of such designation, such designation and the Investment of the Company or a Restricted Subsidiary in such Subsidiary complies with Section 7.23 of this Indenture;

(4)                                 such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(A)                               to subscribe for additional Capital Stock of such Person; or

(B)                               to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5)                                 on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the

Company or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 7.22(a)(1) on a pro forma basis taking into account such designation

“Unsecured Debt” of any Person means Indebtedness that is not secured by a Lien on any property or asset now owned or hereafter owned by such Person, or on any income or profits therefrom, or any assignment or conveyance of any right to receive income therefrom.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02.                          Other Definitions.

Term	Defined in
Act	Section 16.13
Affiliate Transaction	Section 7.27
Asset Coverage Ratio	Section 7.31
Authentication Order	Section 2.02
Change of Control Offer	Section 7.30
Change of Control Payment Date	Section 7.30
Change of Control Payment	Section 7.30
Conversion Obligation	Section 4.06
Covenant Defeasance	Section 11.03
DTC	Section 2.01
Event of Default	Section 9.01
Excess Proceeds	Section 7.26
Funds in Trust	Section 9.04
IAI	Section 2.01
Institutional Accredited Investor Global Note	Section 2.01
Legal Defeasance	Section 9.02
Paying Agent	Section 2.04
payment default	Section 9.01
Reference Property	Section 7.07
Registrar	Section 2.04
Remedial Work	Section 7.15
Reorganization Event	Section 7.07
Restricted Payments	Section 7.23
Restricted Payments Basket	Section 7.23
Subject Debt	Section 7.26
Successor Company	Section 8.01

Section 1.03.                          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.                          Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  words in the singular include the plural, and in the plural include the singular;

(d)                                 references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(e)                                  “or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import; and

(f)                                   the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture in its entirety and not to any particular provision.

ARTICLE TWO

THE NOTES

Section 2.01.                          Form And Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (or, with respect to PIK Interest Notes, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and PIK Payments.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c)                                  Institutional Accredited Investor Global Notes.  The Notes initially will be, and, except as specified herein, any Notes transferred to QIBs in reliance on Rule 144A or an initial resale thereof in reliance on Regulation S to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in the United States of America in accordance with the procedures described herein will be issued in the form of a permanent global Note (an “Institutional Accredited Investor Global Note”) deposited with the Trustee, as Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  An Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by The Depository Trust Company’s (“DTC”) rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of an Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, as hereinafter provided.  The Institutional Accredited Investor Global Note shall contain the Private Placement Legend.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.                          Execution and Authentication.

(a)                                 One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(b)                                 The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”) delivered to the Trustee at least two Business Days prior to the Effective Date, authenticate Notes for original issue that may be validly issued under this Indenture, including any PIK Interest Notes as a result of a PIK Payment in accordance with Section 2.14 hereof, and increase the principal amount of any Global Note as a result of a PIK Payment. Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or PIK Interest Notes, the registered holder of each of the Notes and delivery instructions. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

(c)                                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(d)                                 A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(e)                                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall not exceed $12.0 million plus the amount of any PIK Payments.

(f)                                   The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.                          Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Company or the Paying Agent at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions to an account in the United States.  All other payments on Notes shall be made at the office or agency of the Paying Agent designated by the Company unless the Company elects to make Cash Interest payments by check, or PIK Payments by PIK Interest Notes mailed to the Holders at their addresses set forth in the register of Holders.  Payments of Cash Interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date shall be made by the Company in immediately available funds for receipt by the Trustee no later than 11:00 a.m. New York Time on such Interest Payment Date.  The Company will pay principal of, premium, if any, and Cash Interest on, Global Notes held by the Depositary or its nominee, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note.  The Company will make PIK Payments on Global Notes held by the Depositary or its nominee, to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note.

Section 2.04.                          Registrar, Paying Agent and Conversion Agent.

(a)                                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), which initially will be the office of the Trustee located at Wilmington Trust, National Association, 15950 N. Dallas Parkway, Suite 550, Dallas, TX 75248, an office or agency where Notes may be presented for payment (“Paying Agent”), which initially will be the office of the Trustee located at 15950 N. Dallas Parkway, Suite 550, Dallas, TX 75248 and an office or agency where Notes may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars, one or more additional paying agents or one or more additional conversion agents.  The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent (except for purposes of Article Eleven or Fourteen of this Indenture) or Registrar.

(b)                                 The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c)                                  The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent.

Section 2.05.                          Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by it for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require such Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require the Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent, require such Paying Agent to pay forthwith to the Trustee all money so held in trust by such Paying Agent. Upon doing so, the Paying Agent shall have no further liability for such money.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.                          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).

Section 2.07.                          Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may be transferred, as a whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Notes shall be so exchangeable.  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07 (b) or (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2)                              All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in the Global Notes that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               (1) if permitted under Section 2.07(a) hereof, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A)                               if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(B)                               if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof; or

(C)                               if the transferee shall take delivery in the form of a beneficial interest in the Institutional Accredited Investor Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (3)(c) thereof, a certificate from the transferee in the form of Exhibit B-2 hereto required thereby, and, if requested by the Company or the Registrar, an opinion of counsel, certificate and/or information satisfactory to each of them.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A)                               if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, an opinion of counsel reasonably satisfactory to the Company and a letter of representations from the Holder to the effect that the Private Placement Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, together with any other certifications that the Company may reasonably request from the Holder; or

(B)                               if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from the transferor in the form of Exhibit B-1 hereto,  including the certifications in item (3)(a) thereof, and any opinions of counsel or certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act.

If any such transfer is effected pursuant to clause (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests exchanged or transferred pursuant to clause (A) or (B) above.

(5)                                 Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.07(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof; or

(E)                                if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof, a certificate from the transferee in the form of Exhibit B-2 hereto required thereby, and, if requested by the Company or the Registrar, an opinion of counsel, certificate and/or information satisfactory to each of them,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.07(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, an opinion of counsel reasonably satisfactory to the Company and a letter of representations from the Holder to the effect that the Private Placement Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, together with any other certifications that the Company may reasonably request from the Holder; or

(B)          if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from the transferor in the form of Exhibit B-1 hereto, including the certifications in item (3)(a) thereof, and any opinions of counsel or certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(2), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the

Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(h), the aggregate principal amount of the applicable Restricted Global Note.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(d), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(d).

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof; or

(E)           if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof, a certificate from the transferee in the form of Exhibit B-2 hereto required thereby, and, if requested by the Company or the Registrar, an opinion of counsel, certificate and/or information satisfactory to each of them, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, an opinion of counsel reasonably satisfactory to the Company and a letter of representations from the Holder to the effect that the Private Placement Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, together with any other certifications that the Company may reasonably request from the Holder; or

(B)          if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from the transferor in the form of Exhibit B-1 hereto, including the certifications in item (3)(a) thereof, and any opinions of counsel or certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes;

(4)           Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(5)           Issuance of Unrestricted Global Notes.  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(B)          if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof;

(C)          if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof; and

(D)          if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c)

thereof, a certificate from the transferee in the form of Exhibit B-2 hereto required thereby, and, if requested by the Company or the Registrar, an opinion of counsel, certificate and/or information satisfactory to each of them.

(2)          Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, an opinion of counsel reasonably satisfactory to the Company and a letter of representations from the Holder to the effect that the Private Placement Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, together with any other certifications that the Company may reasonably request from the Holder; or

(B)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from the transferor in the form of Exhibit B-1 hereto,  including the certifications in item (3)(a) thereof, and any opinions of counsel or certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(2), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(3)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            [Reserved].

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.  Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION AND THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, INCLUDING (X) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (Y) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRASNACTION IN COMPLIANCE WITH RULE 904 OF THE SECURITIES ACT (IF AVAILABLE) OR (Z) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR REASONABLY SATISFACTORY TO THEM, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend. In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(2)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

(3)           Common Stock Legend.  Except as permitted below, any Common Stock issued pursuant to Article 4 of this Indenture shall bear the legend in substantially the final form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION AND THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR REASONABLY SATISFACTORY TO THEM, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(h)          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(2)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 7.26, 7.30 and 11.05).

(3)           The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail or delivery service.

(9)           Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book-entry.

(10)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(11)         None of the Trustee, Registrar, Paying Agent or Conversion Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.08.         Replacement Notes.

(a)           If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company or the Trustee may charge for their expenses in replacing a Note.  If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

(b)           Subject to the provisions of the final sentence of the preceding paragraph, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.         Outstanding Notes.

(a)           The Notes outstanding at any time are all the Notes (including PIK Interest Notes) authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)           If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c)           If the principal amount of any Note is considered paid under Section 7.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)           If any Initial Note is converted in accordance with Article Four, then on the date of such conversion, such Initial Note shall cease to be outstanding and interest on such Initial Note shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

(e)           If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds as of 1:00 p.m. New York Time, on a redemption date, repurchase date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.         [Reserved].

Section 2.12.         Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes shall be delivered to the Company upon written request.  The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four.

Section 2.13.         Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 7.01.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided, however that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.         PIK Interest.

For any interest period the Company may elect to pay all or any portion of interest in kind (“PIK Interest”) on the then outstanding principal amount of the Notes (a “PIK Payment”) by (a) in the case of interest on any Global Note, by increasing the principal amount of such Global Note and (b) with respect to a Definitive Note, by issuing to the Holder of such Definitive Note an additional Definitive Note, the principal amount of which shall be rounded up to the nearest whole dollar (a “PIK Interest Note”).

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or repurchase of the Notes as described under Section 3.07 or 3.08 hereof will be made solely in cash. If the Company elects to pay interest on the Notes as a combination Cash Interest and PIK Interest, such Cash Interest and PIK Interest shall be paid on the Notes on a pro rata basis. In the event that the Company shall elect to pay PIK Interest for any interest period, then the Company shall deliver a notice to the Trustee and the Holders not less than five Business Days prior to the applicable record date for the relevant Interest Payment Date of the relevant interest period, which notice shall state the total amount of interest to be paid on such Interest Payment Date and the total amount of PIK Interest.

Unless otherwise agreed between the Company and the Trustee, with respect to the payment of any PIK Interest, the Company shall deliver to the Trustee no later than two Business Days prior to the applicable Interest Payment Date, (a) with respect to Definitive Notes, the required amount of new Definitive Notes (rounded up to the nearest whole dollar) and an Authentication Order to authenticate and deliver such PIK Interest Notes on the relevant Interest Payment Date or (b) with respect to Global Notes, unless prohibited by the procedures of the Depositary, a written order from an Officer of the Company to the Trustee to increase the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar).

Any PIK Interest Note shall, after being executed and authenticated pursuant to Section 2.02 hereof, be mailed to the Person entitled thereto as shown on the register for the Definitive Notes as of the relevant Record Date.

Any PIK Payment shall be made in such form and on terms as specified in this Section 2.14, and the Company shall and the Trustee may take additional steps as necessary to effect such PIK Payment.

Section 2.15.         CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices, including notices of redemption as a convenience to Holders; provided, however that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.16.         Use of Proceeds.

Subject to the terms and conditions herein, the proceeds of the Notes shall be applied to repay, in part, outstanding obligations under the First Lien Credit Agreement.

ARTICLE THREE
REDEMPTION AND PREPAYMENT

Section 3.01.         Notice to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or is required to redeem the Notes pursuant to the mandatory redemption provisions of Section 3.08, it shall furnish to the Trustee, at least 10 days (unless the Trustee consents to a shorter period) before giving a notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price, if then determined and otherwise the method of its determination.

Section 3.02.         Selection of Notes to Be Redeemed.

(a)           If less than all of the Notes are to be redeemed at any time, the Company shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Company shall notify the Trustee of any such listing) or, if the Notes are not so listed, then on a pro rata basis, by lot or by such other method as the Company in its sole discretion will deem to be fair and appropriate (or, in the case of Global Notes, the Company will select Notes for redemption based on the Depositary’s method that most nearly approximates a pro rata selection).

(b)           The Company shall promptly notify the Trustee in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in amounts of $2,000 or less shall be redeemed in part (or $1.00 following any PIK Payment).  The Company may select for redemption portions of the principal of Notes that have denominations larger than $2,000 (or $1.00 following any PIK Payment).  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof (or $1.00 or an integral multiple thereof following any PIK Payment); except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 or $1.00, as applicable, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.         Notice of Redemption.

(a)           At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or electronically if held by DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time.

The notice shall identify the Notes (including CUSIP or ISIN number(s)) to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price, if then determined and otherwise the method of its determination;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(6)           that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b)           At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04.         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05.         Deposit of Redemption Price.

(a)           Prior to 1:00 p.m. New York Time on the Business Day that is the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)           If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 7.01.

Section 3.06.         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.  No Notes in principal amount of $2,000 or less (or $1.00 following any PIK Payment) will be redeemed in part.

Section 3.07.         Optional Redemption.

(a)           The Company may redeem, in whole or in part, at any time prior to May 31, 2020, the Notes, at a redemption price equal to 101% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date).

(b)           The Company may redeem, in whole or in part, at any time on or after May 31, 2020, the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to, the applicable redemption date

(subject to the right of Holders of record on relevant record date to receive interest due on an Interest Payment Date).

(c)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 and shall be made on a pro rata basis, subject to adjustment in a manner that most nearly approximates a pro rata basis.

Section 3.08.         Mandatory Redemption.

Subject to the terms of the Intercreditor Agreement and to the extent not required to be used to prepay the Indebtedness in respect of the First Lien Credit Agreement as in effect on the date hereof:

(a)           Prior to or within two Business Days following the consummation of any disposition of Property permitted pursuant to Section 7.26(i) or (j), the Company shall notify the Trustee pursuant to Section 3.01 it is required to redeem the Notes (and shall promptly thereafter provide notice of redemption to the Holders pursuant to Section 3.03(a)) in an aggregate principal amount of the net cash proceeds of such disposition (net of (1) all reasonable and documented fees and expenses of accountants, lawyers and other professional advisors and brokerage commissions, (2) any taxes directly attributable to such disposition, (3) any Indebtedness or other liabilities required to be paid with the proceeds of such disposition and (4) so long as no Default or Event of Default shall have occurred and be continuing, any such proceeds that are (or are intended to be) invested within 180 days of receipt thereof in long-term productive assets of the general type used in the business of the Company and the Subsidiary Guarantors (it being understood and agreed that any proceeds that are not actually invested pursuant to this clause (4) within such 180 day period shall be required to be applied to redeem the Notes pursuant to this Section 3.08(a))).

(b)           Prior to or within two Business Days of the Incurrence of any Refinancing Indebtedness in respect of the Notes, the Company shall notify the Trustee pursuant to Section 3.01(a) it is required to redeem the Notes (and shall promptly thereafter provide notice of redemption to the Holders pursuant to Section 3.03(a)) in an aggregate principal amount equal to the net cash proceeds of such Refinancing Indebtedness.

(c)           Except as expressly provided in Section 3.08(a) and Section 3.08(b), any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06, shall be subject to payment of the Prepayment Premium, if applicable, and shall be made on a pro rata basis, subject to adjustment in a manner that most nearly approximates a pro rata basis.

(d)           If the Notes are accelerated or otherwise become due prior to their stated maturity date, in each case, as a result of an Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)) prior to May 31, 2020, the amount of principal of, and premium on, the Notes that becomes due and payable shall equal 101% of the principal amount of the Notes redeemed, as if such acceleration were an optional redemption of the Notes accelerated.  Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the redemption and the Company and each Subsidiary Guarantor agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes (and/or the Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means prior to May 31, 2020. THE COMPANY AND EACH SUBSIDIARY GUARANTOR EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company and each Subsidiary Guarantor expressly agree that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Holders and the Company and each Subsidiary Guarantor giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company and each Subsidiary Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company and each Subsidiary Guarantor expressly acknowledge that their agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the Notes.

Section 3.09.         Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FOUR

CONVERSION

The provisions of this Article Four shall apply to all Notes.

Section 4.01.         Conversion Privilege

(a)           Subject to the terms and conditions of this Article Four, each Holder shall be entitled to convert, at such Holder’s sole option, any portion of the outstanding and unpaid Conversion Amount into fully paid and non-assessable shares of Common Stock, at the Conversion Rate. The Company shall not issue any fractional shares of Common Stock upon any conversion. If the Holder elects to convert its Notes into Common Stock as described in this Section 4.01, the Company shall (i) deliver shares of Common Stock to the Holder, (ii) pay the Holder an amount in Cash equal to the market value of the shares calculated using the Closing Price of the Common Stock on the Conversion Date, or (iii) any combination thereof, in accordance with Section 4.06. If the issuance of Common Stock would result in the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price on the Conversion

Date. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income tax due by such Holder with respect to such Common Stock and the Company shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(b)           Notes delivered for conversion will be deemed to have been converted at immediately prior to 5:00 p.m. New York time on the Conversion Date.  A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted (or, in accordance with the immediately preceding sentence or with Section 4.02, is deemed to have converted or become a record holder of Common Stock) its Notes to Common Stock and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article Four.

Section 4.02.         Conversion Procedure.

(a)           Optional Conversion. The Holder may convert any Conversion Amount into shares of Common Stock on any Conversion Date by (A) transmitting by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached to the form of Note as Exhibit I (the “Conversion Notice”) to the Company and (B) (i) if the Notes are Definitive Notes, surrendering the Notes to a reputable common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to the Notes in the case of its loss, theft or destruction), and (ii) if the Notes are Global Notes, submitting, directly or through a Participant, a valid instruction into DTC’s ATOP platform (or equivalent platform of the Depositary at the time) in accordance with the procedures of the Depositary in respect of the principal amount of Notes to be converted.  On or before the third Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a notice addressed to the Holder and the Conversion Agent confirming (i) receipt of such Conversion Notice and (ii) the method by which the Company intends to satisfy its Conversion Obligation in accordance with Section 4.06. If Definitive Notes are physically surrendered for conversion and the outstanding principal amount of the Notes (together with any accrued and unpaid interest thereon) is greater than the Conversion Amount being converted, then the Company shall as soon as practicable after, and no later than three Business Days following, receipt of the Notes, and in each case at its own expense, issue, and the Trustee shall authenticate in accordance with the terms of the Note and the Indenture, and the Company shall deliver to the Holder, a new Definitive Note representing the outstanding principal amount of the Notes not converted. For the avoidance of doubt, any accrued and unpaid interest on the outstanding principal amount of the Notes not converted shall remain outstanding and payable at the next Interest Payment Date. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of the Notes shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion

Date.  In the event of a partial conversion of the Notes pursuant hereto or to the terms of the Note, the Conversion Amount converted shall be deducted from the aggregate amount of the outstanding principal amount of such Note and any accrued and unpaid interest thereon for the purposes of calculating future interest payments due on such Note pursuant to the terms of this Indenture and such Note following such partial conversion.

(b)           The right of conversion attaching to any Note may be exercised (i) if such Note is represented by a Global Note, by electronic instruction to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Note is represented by a Definitive Note, by physical delivery of the Definitive Note to the Company in accordance with the terms of such Definitive Note and the Indenture, and upon such exercise the Company shall, provided all of the other requirements for conversion have been satisfied by the Holder, (A) provided that the transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system or (B) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, in each case by no later than the fourth (4th) Business Day following the date of receipt of such Note (whether through book-entry transfer or physical delivery). To the extent that Common Stock issued upon conversion is represented by certificates, such certificates shall be in such form or forms as shall be approved by the Board of Directors. Such certificate shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by any Officer.  Any or all of the signatures on a certificate may be a facsimile.  In the event any such Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Company before such certificate is issued, such certificate may be issued by the Company with the same effect as if such Officer had held such office on the date of issue.

(c)           The person in whose name the Note is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the date on which such Note was delivered as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note. No separate payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security except as provided in this Indenture.

Section 4.03.         Company to Provide Stock.

(a)           The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Notes.

(b)           All shares of Common Stock that may be issued upon conversion of the Notes shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(c)           The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Notes and shall list or cause to have quoted such shares of Common Stock on each national and regional securities exchange or on Nasdaq or on an over-the-counter market or such other market on which the Common Stock is then listed or quoted.

(d)           Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to conversion.

Section 4.04.         Conversion Price Adjustment.

(a)           In case the Company shall pay or make a dividend or other distribution to all or substantially all holders of any class of capital stock of the Company payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be (i) such number of shares plus (ii) the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Company, and distributions or issuances in respect thereof shall be disregarded.)

(b)           In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such termination. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would then be in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

(c)           In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)           In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock referred to in Section 4.04(a), rights or warrants referred to in Section 4.04(b) or a dividend or distribution payable exclusively in cash), the Conversion Price in effect immediately prior to the close of business on the date fixed for the payment of such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the Current Market Price on the date fixed for such payment minus (ii) the then Fair Market Value of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets distributed per share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any capital stock of, or other equity interest in, any subsidiary or other business unit of the Company (a “Spin Off”) and, immediately after such distribution, such capital stock or other equity interest is registered under the Exchange Act and listed and publicly traded on a national securities exchange registered under Section 6 of the Exchange Act, then the Conversion Price in effect immediately prior to the close of business on the date fixed for such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the Current Market Price on the date fixed for such distribution minus (ii) the average of the Closing Prices of the amount of such capital stock or other equity interests distributed per share of Common Stock on such exchange during the first ten days of such public trading immediately following and including the effective date of the Spin Off and the denominator shall be the Current Market Price on the date fixed for such distribution.

(e)           In case the Company shall, by dividend or otherwise, make a distribution to all or substantially all holders of its Common Stock payable exclusively in cash, the Conversion Price in effect immediately prior to the close of business on the date fixed for such payment shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the Current Market Price on the date fixed for such payment minus (ii) the amount in cash per share of Common Stock paid in such distribution and the denominator shall be the Current

Market Price on the date fixed for such payment, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for such payment.  In the event that the amount in cash per share of Common Stock paid in such distribution is greater than or equal to the Current Market Price on the date fixed for such payment, each Holder of Notes shall receive, for each $1,000 principal amount of Notes, without conversion and at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Business Day immediately preceding the date fixed for such payment for such cash dividend or distribution.

(f)            In case the Company or any subsidiary of the Company shall consummate a tender or exchange offer for all or any portion of the Common Stock, the Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the Current Market Price on such date of expiration minus the (ii) Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date of expiration.

(g)           In case the Company shall, by dividend or otherwise, make a distribution referred to in Section 4.04(d) or 4.04(e), any Holder converting its Notes (or any portion of the outstanding principal amount of its Notes (together with any accrued and unpaid interest thereon)) subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution shall, in lieu of a conversion adjustment, be entitled to receive, for each share of Common Stock received in respect of the conversion of such Notes (or portion of the outstanding principal amount of such Notes (together with any accrued and unpaid interest thereon) being converted), the portion of the evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock; provided, however that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion or all of such evidences of indebtedness, shares of capital stock, other securities, cash and assets to which such holder is entitled as set forth above, (i) pay such Holder an amount in Cash equal to the Fair Market Value thereof or (ii) distribute to such Holder a due bill therefor, provided that such due bill (A) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (B) requires payment or delivery of such evidences of indebtedness, shares of capital stock, other securities, cash or assets no later than the date of payment thereof to holders of shares of Common Stock receiving such distribution.

(h)           The Company may not engage in any transaction if, as a result thereof, the Conversion Price would be reduced to below the par value per share of the Common Stock.

(i)            No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one tenth of one percent (0.1%) in the Conversion Price; provided, however that any adjustments which by reason of this Section

4.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 4.05.         Notice of Adjustment.

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly deliver to Holders a notice of the adjustment in accordance with Section 16.02, and furnish to the Trustee and the Conversion Agent an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  Unless and until the Trustee and the Conversion Agent shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.06.         Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.

In lieu of delivery of shares of Common Stock in satisfaction of the Company’s obligation upon conversion of the Notes (the “Conversion Obligation”), the Company may elect to deliver cash or a combination of cash and shares of Common Stock in accordance with the provisions of this Indenture; provided that the Company may not elect to deliver cash in respect of any Conversion Obligation in an aggregate amount exceeding 10% of the Conversion Obligation on any Conversion Date.  The Company shall notify the Holder(s) in writing (with a copy to the Trustee and the Conversion Agent) of the method by which the Company intends to satisfy its Conversion Obligation as follows: (i) no later than 11 Trading Days immediately preceding the maturity date of the Notes, in respect of Notes to be converted during the period beginning 10 Trading Days immediately preceding the maturity date of the Notes and ending one Trading Day immediately preceding the maturity date of the Notes; and (ii) no later than three Trading Days immediately following the Conversion Date in all other cases. If the Company fails to give the notice described in the preceding sentence within the prescribed time periods, then the Company shall satisfy its Conversion Obligation only in shares of Common Stock (and cash in lieu of fractional shares). If the Company elects to satisfy any portion of its Conversion Obligation in cash, the Company shall specify in such notice the amount to be satisfied in cash either as a percentage of the Conversion Obligation or as a fixed dollar amount. The Company shall treat all Holders converting on the same Trading Day in the same manner. The Company shall not have any obligation to satisfy its Conversion Obligations arising on different Trading Days in the same manner.

Section 4.07.         Effect of Reclassifications, Business Combinations, Asset Sales and Corporate Events.

(a)           If any of the following events occur: (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 4.04(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “Reorganization Event”), then, following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon conversion of Notes, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder would have been entitled to receive upon such Reorganization Event in respect of Common Stock, as provided below. If the Reorganization Event causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made. Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 4, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Notes.

(b)           Following the effective time of any such Reorganization Event, settlement of Notes converted shall be in units of Reference Property or cash and units of Reference Property, if applicable, determined in accordance with Section 4.01. The Conversion Rate will relate to units of Reference Property (a “unit” of Reference Property being the kind and amount of reference property that a holder of one share of Common Stock would have received in such transaction); and the Conversion Price will be determined based on the Closing Price of one unit of Reference Property on the Conversion Date.

(c)           The above provisions of this Section 4.07 shall similarly apply to successive Reorganization Events.

(e)           If this Section 4.07 applies to any event or occurrence, Section 4.04 shall not apply in respect of such event or occurrence.

(f)            The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing and it is otherwise permitted by the terms of this Indenture. None of the foregoing provisions shall affect the right of a Holder of Notes to convert the Notes as set forth in and subject to Section 4.01 prior to the effective time of such Reorganization Event.

Section 4.08.         Trustee’s Disclaimer.

Neither the Trustee nor any other Agent shall have any responsibility or duty to calculate the Conversion Prices, to determine when an adjustment under this Article Four should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.05. Neither the

Trustee nor any Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Notes.  Neither the Trustee nor any Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and any Agent shall not be responsible for the Company’s failure to comply with any provisions of this Article Four.

Section 4.09.         Conversion Limitation.

At no time when the Common Stock is registered under the Section 12 of the Securities Act shall the Company effect any conversion of the Notes and a Holder shall not have the right to convert any portion of the Notes, to the extent that, after giving effect to the conversion as set forth on the applicable Conversion Notice, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation; provided, however that, upon a Holder providing the Company with 61 days’ notice (the “Waiver Notice”) at any time, whether before or after the Common Stock is registered under the Section 12 of the Securities Act, that such Holder wishes to waive the provisions of this Section 4.08 with regard to any or all Common Stock issuable upon conversion of such Holder’s Notes, this Section 4.08 shall be of no force or effect with regard to the Notes referenced in the Waiver Notice.  For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by such Holder, its Affiliates and any Persons acting as a group together with such Holder or its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company Beneficially Owned by such Holder, its Affiliates or any other Persons if such securities are subject to a limitation on conversion or exercise analogous to the limitation contained herein.

ARTICLE FIVE
[RESERVED].

ARTICLE SIX
[RESERVED].

ARTICLE SEVEN
COVENANTS

Section 7.01.         Payment of Notes.

(a)           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and Cash Interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business

Day, and no interest shall accrue on such payment for the intervening period provided such payment is made on the next succeeding Business Day.  Any PIK Payment shall be considered paid on the date it is due (a) if PIK Interest Notes have been issued therefor, such PIK Interest Notes have been executed by the Company and authenticated by the Trustee on or prior to the date the payment is due in accordance with the terms of this Indenture and (b) if the PIK Payment is made by increasing the principal amount of Global Notes then authenticated, the Company has delivered the written request required by Section 2.14 and the Trustee has increased the principal amount of Global Notes then authenticated by the relevant amount on or prior to the date the payment is due.

(b)           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, on the Notes from time to time on demand at one percentage point in excess of the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at such higher rate to the extent lawful.

Section 7.02.         Maintenance of Office or Agency.

(a)           The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

Section 7.03.         Reports.

(a)           The Company, pursuant to §314(a) of the TIA, shall file with the Trustee, within the time periods specified in the Securities Act with respect to the Company’s filing status, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the

Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee; provided, further, the Company shall notify the Trustee if it shall fail to so file any such information, documents or reports with the Commission.  In addition, the Company will make such reports and information available to securities analysts and prospective investors upon request.

(b)           If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required by Section 7.03(a) above will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)           For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company and the Subsidiary Guarantors will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)           The Company shall be deemed to have furnished such reports to the Trustee and the Holders of Notes if it has filed such reports with the Commission using the EDGAR filing system or on the Company’s website and such reports are publicly available.  The Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on its website or the Commission’s EDGAR service, or collect any such reports, information and documents from the Company’s website or the Commission’s EDGAR service.

(e)           The delivery of the foregoing annual reports, information, documents and other reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(f)            The Company shall deliver to the Trustee prompt written notice of the occurrence of any Default hereunder or any event of default under the First Lien Credit Agreement.

Section 7.04.         Compliance Certificate.

The Company shall deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).  For purposes of this Section 7.04(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

Section 7.05.         Taxes.

The Company shall pay, and shall cause each of its Significant Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 7.06.         Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 7.07.         Insurance.

The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  Subject to the Security Documents and the Intercreditor Agreement, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral, as applicable, shall be endorsed in favor of the Collateral Agent as its interests in the Collateral may appear and such policies shall name the Collateral Agent as an “additional insured” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Collateral Agent, it being understood that the Company shall be afforded a period of 30 days following the Issue Date to comply with this Section.

Section 7.08.         Further Assurances.

(a)           The Company at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Trustee or the Collateral Agent all such other documents, agreements and instruments reasonably requested by the Trustee or the Collateral Agent to comply with, cure any defects or accomplish the covenants and agreements of the Company or any Restricted Subsidiary, as the case may be, in this Indenture or the Security Documents, or to further evidence and more fully describe the collateral intended as security for the Notes and the Subsidiary Guarantees, or to correct any omissions in this Indenture or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Indenture or any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

(b)           The Company hereby authorizes each of the Trustee and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto relative to all or any part of the Mortgaged Property without the signature of the Company or any Subsidiary Guarantor where permitted by law; provided, however, that neither the Trustee nor the Collateral Agent shall have any duty to see to any recording, filing, or depositing of any financing or continuation statement evidencing a security interest, and amendments thereto relative to all or any part of the Mortgaged Property or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof.  A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 7.09.         [Reserved].

Section 7.10.         Certificate of Financial Officer — Asset Coverage.

On or before the 45th day after each Test Date, a certificate of a financial officer setting forth, as of such Test Date, a calculation in reasonable detail of the Asset Coverage Ratio as of such Test Date shall be delivered to the Trustee.

Section 7.11.         [Reserved].

Section 7.12.         Existence; Conduct of Business.

Each of the Company and its Restricted Subsidiaries will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.01.

Section 7.13.         Operation and Maintenance of Properties.

The Company, at its own expense, will operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all

Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

Section 7.14.         Compliance with Laws.

The Company and its Restricted Subsidiaries will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 7.15.         Environmental Matters.

(a)           The Company and its Restricted Subsidiaries shall each, at its sole expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of its Properties or any other property offsite the Property to the extent caused by its operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of its Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of its Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct its operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a material claim for damages or compensation; and (vi) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that its obligations under this Section 7.15(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)           The Company or its Restricted Subsidiaries, as applicable, will promptly, but in no event later than five days after the occurrence of a triggering event, notify the Trustee and the Holders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Company or its

Restricted Subsidiaries or their Properties of which the Company or its Restricted Subsidiaries has knowledge in connection with any Environmental Laws if the Company could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

Section 7.16.         ERISA Compliance.                           The Company and its Restricted Subsidiaries will promptly furnish and will cause any ERISA Affiliate to promptly furnish to the Trustee (a) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Company, its Restricted Subsidiaries or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Company, its Restricted Subsidiaries or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 7.17.         Compliance with Anti-Terrorism Laws.          Neither the Company nor any of its Subsidiaries shall:

(a)           Directly or indirectly, in connection with the Notes, knowingly (i) conduct any operations in violation of any Money-Laundering Laws, (ii) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person or (iii) engage in or conspire to engage in any transaction that evades or  avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Money-Laundering Laws.

(b)           Directly or indirectly, in connection with the Notes, knowingly cause or permit any of the funds of either the Company or its Subsidiaries that are used to repay the Notes to be derived from any unlawful activity with the result that the issuance of the Notes would be in violation of any Money-Laundering Laws.

(c)           Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in either the Company or its Subsidiaries or (ii) any of the funds or properties of either the Company or its Subsidiaries that are used to repay the Notes to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

Section 7.18.         Compliance with FCPA.

Neither the Company nor any of its Subsidiaries, will use the proceeds of any Notes in a manner that would result in a violation by such Persons of the FCPA or any other applicable anti-corruption law or regulation, including without limitation, an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Company and its Subsidiaries will conduct their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued material compliance therewith.

Section 7.19.                          Use of Proceeds.

(a)                                 The Company will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 2.16.  Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which might cause any of the Note Documents to violate Regulation U, Regulation T or Regulation X of the Board or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

(b)                                 The Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Notes (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law or regulation, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.20.                          ERISA Compliance. The Company and its Restricted Subsidiaries will not at any time:

(a)                                 engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Company, its Restricted Subsidiaries or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)                                 fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, its Restricted Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto; and

(c)                                  contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.21.                          [Reserved].

Section 7.22.                          Limitation on Indebtedness and Preferred Stock.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Company may Incur Indebtedness and any of the Subsidiary Guarantors may Incur Indebtedness and issue Preferred Stock if on the date of such Incurrence or issuance:

(1)                                 the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2)                                 no Default would occur as a consequence of, and no Event of Default would be continuing following, Incurring the Indebtedness or the application of its proceeds.

(b)                                 Section 7.22(a) will not prohibit the Incurrence of the following Indebtedness:

(1)                                 Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary constituting a Permitted Reserve Based Facility;

(2)                                 Guarantees Incurred by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor Incurred in accordance with the provisions of this Indenture (including any increase in principal amount as a result of a PIK Payment and any PIK Interest Notes in respect thereof); provided, however that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee to at least the same extent as the Indebtedness being Guaranteed, as the case may be;

(3)                                 Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however that (a)(i) if the Company is the obligor on such Indebtedness and the obligee is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (ii) if a Subsidiary Guarantor is the obligor of such Indebtedness and the obligee is neither the Company nor a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee and (b)(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause;

(4)                                 Indebtedness represented by (a) the Notes issued on the Issue Date (together with any PIK Payments in respect thereof) and all Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6) or

(7)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or (7) or Incurred pursuant to Section 7.22(a);

(5)                                 Permitted Acquisition Indebtedness;

(6)                                 Indebtedness in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) obligations represented by letters of credit for the account of the Company or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an obligation for money borrowed);

(7)                                 Indebtedness represented by Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries (whether or not Incurred pursuant to sale and leaseback transactions), mortgage financings or purchase money obligations, Incurred in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case Incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or such Restricted Subsidiary; provided, however that after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (7), together with any Refinancing Indebtedness Incurred pursuant to clause (4) in respect of such Indebtedness, and then outstanding does not exceed the greater of $5.0 million or 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom; and

(8)                                 Cash Management Obligations Incurred in the ordinary course of business; and

(9)                                 in addition to the items referred to in clauses (1) through (8) above, Indebtedness of the Company and the Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, will not exceed the greater of $15.0 million or 2.0% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)                                 in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 7.22(a)-(b), the Company, in its sole discretion, will, in each case, subject to clause (2) below, classify such item of Indebtedness on the date of Incurrence in any manner that complies with this covenant;

(2)                                 all Indebtedness outstanding on the date of this Indenture under the First Lien Credit Agreement, after giving effect to the initial offering and sale of Notes and the use of proceeds therefrom shall be deemed Incurred on the Issue Date under clause (1) of Section 7.22(b) and may not later be reclassified;

(3)                                 Guarantees Incurred by the Company or any Subsidiary Guarantor of, or obligations Incurred by the Company or any Subsidiary Guarantor in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)                                 if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of Section 7.22(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included to the extent of the underlying letter of credit;

(5)                                 the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)                                 Indebtedness permitted by this Section 7.22 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.22 permitting such Indebtedness; and

(7)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d)                                 Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.22.

(e)                                  The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness, or issue any shares of Disqualified Stock, other than Non-Recourse Debt.  If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 7.22, the Company shall be in Default of this Section 7.22.

(f)                                   For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g)                                  Nothing contained in this Indenture is intended to treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 7.23.                          Limitation on Restricted Payments.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)                                 pay any dividend or make any payment or distribution on or in respect of the Company’s or any Restricted Subsidiaries’ Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(A)                               dividends or distributions by the Company payable solely in Capital Stock of the Company (other than Disqualified Stock but including options, warrants or other rights to purchase such Capital Stock of the Company); and

(B)                               dividends or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2)                                 purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)                                 purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of Section 7.22(b) of this Indenture or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(4)                                 purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Unsecured Debt (but excluding, for the avoidance of doubt, any “make-whole” payment in connection with such purchase, repurchase, redemption, defeasance, acquisition or retirement); or

(5)                                 make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)                               a Default shall have occurred and be continuing (or would result therefrom);

(B)                               the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 7.22(a) of this Indenture after giving effect, on a pro forma basis, to such Restricted Payment; or

(C)                               the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (the “Restricted Payments Basket”):

(i)                                     50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2019 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)                                  100% of the aggregate Net Cash Proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) Persons indicated in clause 6(a) of Section 7.23(b) or any direct or indirect parent of the Company, to the extent such Net Cash Proceeds have been used to make a Restricted Payment pursuant to clause (6)(a) of Section 7.23(b), (y) a Subsidiary of the Company or (z) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination));

(iii)                               the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Capital Stock), distributed by the Company upon such conversion or exchange), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; and

(iv)                              the amount equal to the aggregate net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person subsequent to the Issue Date resulting from:

(A)                               repurchases, repayments or redemptions of such Restricted Investments by such Person or proceeds realized upon the sale of such Restricted Investment (other than to a Subsidiary of the Company);

(B)                               the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(C)                               the sale by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) of all or a portion of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary (whether any such distribution or dividend is made with proceeds from the issuance by such Unrestricted Subsidiary of its Capital Stock or otherwise).

(b)                                 Notwithstanding the foregoing, Section 7.23(a) shall not prohibit the following actions:

(1)                                 any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (a) such Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from clause (C)(ii) of Section 7.23(a);

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness that, in each case, is permitted to be Incurred pursuant to Section 7.22 of this Indenture; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(3)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Unsecured Debt of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Unsecured Debt constituting Refinancing Indebtedness of the Company or such Restricted Subsidiary that, in each case, is permitted to be Incurred pursuant to Section 7.22 of this Indenture; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(4)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 7.22 of this Indenture; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(5)                                 dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this covenant if it had been made on such date; provided, however, that such dividends and distributions will be included in subsequent calculations of the amount of Restricted Payments; and provided further, however, that for purposes of clarification, this clause (5) shall not include cash payments in lieu of the issuance of fractional shares included in clause (10) below;

(6)                                 so long as no Default has occurred and is continuing, the repurchase or other acquisition of Capital Stock (including options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock) of the Company held by any existing or former employees, officers or directors of the Company or any Restricted Subsidiary of the Company or their assigns, estates or heirs, in each case pursuant to the repurchase or other acquisition provisions under employee stock option or stock purchase plans or agreements or other agreements to compensate officers, employees or directors, in each case approved by the Company’s Board of Directors; provided, however that such repurchases or other acquisitions pursuant to this clause (6) during any calendar year will not exceed $2.5 million in the aggregate (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year); provided further, that such amount in any calendar year may be increased by an amount not to exceed

(A)                               the cash proceeds received by the Company from the sale of Capital Stock of the Company to any existing or former employees, officers or directors of the Company and any of its Restricted Subsidiaries or their assigns, estates or heirs that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 7.23(a), plus

(B)                               the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less

(C)                               the amount of any Restricted Payments made pursuant to Section 7.23(b)(6)(A)-(B); provided further that the amount of any such repurchase or other acquisition under this clause (C) will be excluded in subsequent calculations of the amount of Restricted Payments and the proceeds received from any such transaction will be excluded from clause (C)(ii) of Section 7.23(a) for purposes of calculating the Restricted Payments Basket; and

(7)                                 loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this subclause (7), in an aggregate principal amount not in excess of $2.5 million at any one time outstanding; provided, however, that the amount of such loans and advances will be excluded in subsequent calculations of the amount of Restricted Payments;

(8)                                 purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock; provided, however, that such acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;

(9)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Unsecured Debt or Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Unsecured Debt or Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 7.30; provided, however that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer as provided Section 7.30 and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer; provided, however, that such acquisitions or retirements will be excluded in subsequent calculations of the amount of Restricted Payments;

(10)                          payments or distributions to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (10) shall be excluded in the calculation of the amount of Restricted Payments;

(11)                          cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (11) shall be excluded in the calculation of the amount of Restricted Payments;

(12)                          the payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Company issued on or after the Issue Date in accordance with Section 7.22, to the extent such dividends are included in Consolidated Interest Expense; provided, however, that any payment pursuant to this clause (12) shall be excluded in the calculation of the amount of Restricted Payments;

(13)                          Restricted Payments in an amount not to exceed $5.0 million in the aggregate since the Issue Date; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(14)                          any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary in an amount paid (whether in cash, securities or otherwise) not to exceed $5.0 million in the aggregate.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.  The Fair Market Value of any cash Restricted Payment shall be its face amount and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term.

(d)                                 In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (14) of Section 7.23(b) above or is entitled to be made pursuant to Section 7.23(a), the Company shall, in its sole discretion, subdivide and classify such Restricted Payment in any manner that complies with this Section 7.23.

(e)                                  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.”  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 7.23(a) or under clause (13) of Section 7.23(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(f)                                   Notwithstanding the foregoing, none of the Company or any Restricted Subsidiary shall directly purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Unsecured Debt or Capital Stock (but excluding in each case, for the avoidance of doubt, any “make-whole” payment in connection with such purchase, repurchase, redemption, defeasance, acquisition or retirement) with the proceeds of any borrowing under the First Lien Credit Agreement.

Section 7.24.                          Limitation on Liens.  The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien other than Permitted Liens upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), which Lien secures Indebtedness.

Section 7.25.                          Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(2)                                 make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                 sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

(b)                                 However, paragraph (a) of this Section 7.25 will not prohibit:

(1)                                 any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture and the Security Documents as in effect on such date;

(2)                                 any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Company or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided, however that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(3)                                 encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(4)                                 any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided, however that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(5)                                 with respect to any Restricted Subsidiary incorporated or organized outside the United States, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

(6)                                 any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of

Indebtedness Incurred pursuant to an agreement referred to in clauses (1) through (5), clause (12) or this clause (6) of this Section 7.25(b) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (1) through (5), clause (12) or this clause (6) of this Section 7.25(b); provided, however that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in the agreements governing the Indebtedness being refunded, replaced or refinanced;

(7)                                 in the case of clause (3) of Section 7.25(a) above, any encumbrance or restriction:

(A)                               that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;

(B)                               contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C)                               contained in any agreement creating Hedging Obligations permitted from time to time under this Indenture which are not included in the definition of Indebtedness pursuant to clause (3) of the penultimate paragraph of the definition thereof;

(D)                               pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(E)                                provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

(8)                                 any encumbrance or restriction contained in (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 7.25(a) on the property so acquired;

(9)                                 any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(10)                          any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(11)                          encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12)                          encumbrances or restrictions contained in agreements governing Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 7.22; provided, however that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole, as determined by the Company in good faith, than the provisions contained in the First Lien Credit Agreement and in this Indenture as in effect on the Issue Date;

(13)                          the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided, however that issuance of such Preferred Stock is permitted pursuant to Section 7.22 and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)                          supermajority voting requirements existing under corporate charters, bylaws, stockholders agreements and similar documents and agreements;

(15)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(16)                          any encumbrance or restriction contained in the First Lien Credit Agreement as in effect as of the Issue Date, and in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the First Lien Credit Agreement as in effect on the Issue Date.

Section 7.26.                          Limitation on Sales of Assets and Subsidiary Stock.

The Company and the Subsidiary Guarantors will not sell, assign, farm-out, convey or otherwise transfer any Property except for: (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Company or the Subsidiary Guarantors or is replaced by equipment of at least comparable value and use; (d) a disposition by a Subsidiary Guarantor to the Borrower or by the Borrower or a Subsidiary Guarantor to a Subsidiary Guarantor; (e) a disposition of cash, cash equivalents or other financial assets; (f) an issuance of Equity Interests by a Subsidiary Guarantor to the Borrower or to a Subsidiary Guarantor; (g) any casualty or condemnation event (other than a Casualty Event described in clause (i) of this Section 7.03); (h) the making of a Restricted Payment permitted by Section 7.23 or a Permitted Investment; (i) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided, however that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash; provided, however, that the consideration received in respect of any sale or other disposition of undeveloped real property that is owned by the Company located in Bienville, Bossier, Caddo, DeSoto, Natchitoches, Red River, Sabine and Webster Parishes, Louisiana and Angelina, Cherokee, Gregg, Harrison, Marion, Nacogdoches, Panola, Rusk, Sabine, San Augustine, Shelby, Smith and Upshur Counties, Texas may be other Oil and Gas Properties, which shall be equivalent on a net revenue interest acre basis and limited to other undeveloped Oil and Gas Properties located in Bienville, Bossier, Caddo, DeSoto, Natchitoches, Red River, Sabine and Webster Parishes, Louisiana and Angelina, Cherokee, Gregg, Harrison, Marion, Nacogdoches, Panola, Rusk, Sabine, San Augustine, Shelby, Smith and Upshur Counties, Texas in order to facilitate future development of the field(s), and which will subsequently be mortgaged in accordance with Section 14.07; (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition (as reasonably determined by the board of directors of the Company and, if requested by the Trustee, the Company shall deliver a certificate of a Responsible Officer certifying to that effect) and (iii) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and (j) sales and other dispositions of Properties not regulated by subsections (a) to (i) of this Section 7.26 having a fair market value not to exceed $1,000,000 during any 12-month period; provided, however that any net cash proceeds of such sale or disposition permitted by the foregoing clause (i) or this clause (j) are used to make the prepayments or reinvested as required by Section 3.08(a).

Section 7.27.                          Limitation on Affiliate Transactions.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)                                 the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)                                 either:  (a) if such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million but not greater than $30.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above, or (b) if such Affiliate Transaction involves an aggregate consideration in excess of $30.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above and that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal pecuniary interest in such transaction.

(b)                                 Section 7.27(a) shall not apply to and does not prohibit:

(1)                                 any Restricted Payment (other than Investments) permitted to be made pursuant to Section 7.23;

(2)                                 any payments, awards or grants in cash, Capital Stock or other property pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or insurance and indemnification arrangements provided to or for the benefit of directors and employees approved by the Board of Directors of the Company;

(3)                                 loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $5.0 million;

(4)                                 advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(5)                                 any transaction to the extent between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with the Indenture;

(6)                                 transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(7)                                 the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to, or the receipt by the Company of any capital contribution from its shareholders;

(8)                                 indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(9)                                 the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;

(10)                          the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and which is disclosed on Schedule 7.27 hereto, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted only to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Company and its Restricted Subsidiaries than the terms of the agreements in effect on the Issue Date;

(11)                          transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, provided, however that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and

(12)                          transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person.

Section 7.28.                          Future Subsidiary Guarantors.

The Company will cause any Restricted Subsidiary that is not already a Subsidiary Guarantor that Guarantees any Indebtedness of the Company or a Subsidiary Guarantor under a Credit Facility or that incurs any Indebtedness under the First Lien Credit Agreement, in each case, to execute and deliver to the Trustee within 30 days of such guarantee or incurrence a supplemental indenture (in substantially the form specified in Exhibit E to this Indenture) pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis.  Any such Subsidiary Guarantee will be subject to the release and other provisions of Article Thirteen.

Section 7.29.                          Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 7.30.                          Offer to Repurchase Upon a Change of Control.

(a)                                 If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.07, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 or $1.00 or an integral multiple thereof following any PIK Payment) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)                                 Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company shall deliver a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating, among other things:

(1)                                 that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)                                 the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)                                 that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                 that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided, however that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter complying with the requirements of Section 7.30(f) below;

(7)                                 that if the Company is repurchasing a portion of the Note of any Holder, the Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided, however that the unpurchased portion of the Note must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess of $2,000 (or $1.00 or an integral multiple thereof following any PIK Payment); and

(8)                                 other procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

(c)                                  On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000 or $1.00 or an integral multiple thereof following any PIK Payment) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(2)                                 deposit with the paying agent an amount in United States dollars equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment, provided, however, that the funds once deposited are to be uninvested until disbursed pursuant to this Section 7.30; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)                                 The paying agent will promptly mail or deliver to each Holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 (or $1.00 or an integral multiple thereof following any PIK Payment).

(e)                                  If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(f)                                   A tender made in response to a Change of Control Payment Notice may be withdrawn if the Company receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, electronic mail, facsimile transmission or letter, specifying, as applicable:  (1) the name of the Holder; (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted; (3) the principal amount of the Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof or $1.00 or an integral multiple thereof following any PIK Payment) delivered for purchase by the Company as to which such notice of withdrawal is being submitted; (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and (5) the principal amount, if any, of such Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof or $1.00 or an integral multiple thereof following any PIK Payment) that remains subject to the original Change of Control Payment Notice and that has been or will be delivered for purchase by the Company.

(g)                                  Subject to applicable unclaimed property laws, the Trustee and the Paying Agent shall return to the Company, upon its request, any cash that remains unclaimed for two years after a Change of Control Payment Date together with interest or dividends, if any, thereon (subject to Section 10.01(f)), held by them for the payment of the Change of Control Payment; and the Holder of such tendered and accepted Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company comply with the Commission Regulation 17AD-17 as it applies to lost bondholders; provided, further that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (2) of paragraph (c) of this Section 7.30 exceeds the aggregate Change of Control Payment of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Payment Date the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to Section 10.01(f)).

(h)                                 The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 7.30, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7.30 by virtue of such conflict.

(i)                                     Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(j)                                    In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 7.30(i) above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior written notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described under this Section 7.30, to redeem all of the Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption.

(k)                                 A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 7.31.                          Asset Coverage Ratio.

The Company will not permit as of any Test Date, the ratio (the “Asset Coverage Ratio”) of (1) Total Proved PV10% as of such Test Date attributable to the Company’s and its Restricted Subsidiaries’ Proved Reserves to (2) Total Secured Debt (net of any Unrestricted Cash on such date in an amount not to exceed $10,000,000) to be less than, 1.50 to 1.00.

Section 7.32.                          [Reserved].

Section 7.33.                          Termination of Covenants.

From and after the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture described under Sections 7.22, 7.23, 7.24, 7.26, 7.27, 7.29 and 7.31.  In addition, the Company will no longer be subject to the financial test set forth in clause (3) of Section 8.01(a).  Following the termination of the covenants listed in this Section 7.33, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.” The Company shall provide the Trustee and the Holders with written notice of each Investment Grade Rating Event within five Business Days of the occurrence thereof.  The Trustee shall have no duty to monitor or provide notice to the Holders of the Notes of any such Investment Grade Rating Event.

ARTICLE EIGHT

SUCCESSORS

Section 8.01.                          Merger and Consolidation.

(a)                                 The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or convey, transfer or lease all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes, this Indenture, the Security Documents, the Intercreditor Agreement and any other Note Document;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 either (A) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 7.22(a)(1), or (B) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, the Consolidated Coverage Ratio of the Company is equal to or greater than the Consolidated Coverage Ratio of the Company immediately before such transaction;

(4)                                 if the Company is not the Successor Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) above shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes shall continue to be in effect; and

(5)                                 the Company shall have delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, to the effect that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 8.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

(b)                                 The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Company or another Subsidiary Guarantor) unless:

(1)                                 (a) the resulting, surviving or transferee Person is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents and the Intercreditor Agreement; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (c) the Company shall have delivered to the

Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(2)                                 the transaction will result in the release of the Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee after and upon compliance with Section 13.04.

(c)                                  Notwithstanding the preceding clause (3) of Section 8.01(a), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; and provided further that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to the Company, the Company will not be required to comply with the preceding clause (5) of Section 8.01(a).

(d)                                 Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 8.01(a), the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such successor Person has been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from the obligation to pay the principal of and interests on the Notes and all other covenants and obligations under this Indenture.

ARTICLE NINE
DEFAULTS AND REMEDIES

Section 9.01.                          Events of Default.

An “Event of Default” shall occur if:

(1)                                 there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)                                 there shall be a default in the payment of the principal of (or premium, if any, on) any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)                                 there shall be a default in the performance or breach of the provisions of Article Eight;

(4)                                 [reserved];

(5)                                 there shall be a failure by the Company to comply with any agreement in this Indenture (other than an agreement, a default in or failure to comply that is specifically dealt with elsewhere in this Section 9.01) and continuance of such default for 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(6)                                 there shall be any default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (a “payment default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7)                                 the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case or proceeding to be adjudicated a bankrupt or insolvent;

(B)                               consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding;

(C)                               files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law;

(D)                               consents to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any substantial part of its property; or

(E)                                makes a general assignment for the benefit of creditors or the admission in writing of its inability to pay its debts generally as they become due;

(8)                                 a court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)                               adjudges the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary a bankrupt or insolvent;

(C)                               approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

(D)                               appoints a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, or of any substantial part of their property;

(E)                                orders the winding up or liquidation of the Company’s or any of its Restricted Subsidiaries that is a Significant Subsidiary’s or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary’s, affairs, and the final order or decree remains unstayed and in effect for 60 consecutive days;

(9)                                 the failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect;

(10)                          any of this Indenture (including the Subsidiary Guarantees), the Notes, the Security Documents and any supplemental indentures pursuant to this Indenture, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Company or a Subsidiary Guarantor party thereto or shall be repudiated by any of them in writing, or any of the Security Documents with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25.0 million shall cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Indenture, or the Company or any Restricted Subsidiary or any of their Affiliates shall so state in writing; or

(11)                          there shall be any event of default under and as defined under the First Lien Credit Agreement that continues unwaived or uncured for 30 days.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto.

Section 9.02.                          Acceleration.

(a)                                 If an Event of Default (other than as specified in clause (7) or (8) of Section 9.01 with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  If an Event of Default specified in clause (7) or (8) of Section 9.01 with respect to the Company occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b)                                 After a declaration of acceleration, the Holders of a majority in aggregate principal amount of Notes outstanding by notice to the Company and the Trustee, on behalf of the Holders of Notes, may rescind and annul such declaration and its consequences if:

(1)                                 the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, and (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(2)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)                                 all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

(c)                                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 9.03.                          Other Remedies.

(a)                                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 9.04.                          Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding, by written notice (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes) to the Trustee and the Company, may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default or non-compliance with any provisions under this Indenture and its consequences, except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This Section 9.04 shall be in lieu of §316(a)(1)(B) of the TIA and such §316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 9.05.                          Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holders of Notes or that would involve the Trustee in personal liability.

Section 9.06.                          Limitation on Suits.

Subject to Section 9.07 and Section 10.01, no Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless (1) such Holder has previously given the Trustee written notice that an Event of Default has occurred and is continuing, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee pursue the remedy, (3) such Holders have furnished security or indemnity satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the furnishing of security or indemnity, and (5) the Holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Section 9.07.                          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 9.08.                          Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 9.01 above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and to the extent lawful, interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.09.                          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10.                          Priorities.

(a)                                 If the Trustee collects any money or other property (or the same is distributed) pursuant to this Article Nine, it shall pay out the money and other property in the following order:

First:  to the Trustee and Collateral Agent, their agents and attorneys for amounts due hereunder and under the Security Documents, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

(b)                                 The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 9.10.

Section 9.11.                          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 9.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 9.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE TEN
TRUSTEE

Section 10.01.                   Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 10.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 10.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee security or indemnity satisfactory to it, in its sole discretion, against all losses and expenses caused by taking or not taking such action.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture.  The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 10.02.                   Certain Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee security or indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.  IN NO EVENT SHALL THE TRUSTEE BE LIABLE TO ANY PERSON FOR SPECIAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR INCIDENTAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS) FOR ANY ACTION IT TAKES OR OMITS TO TAKE, EVEN IF THE TRUSTEE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 16.02, and such notice references the Notes.

(h)                                 Subject to Section 10.01(b)(2), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, including the Collateral Agent.

(j)                                    The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the right of any other Holder or that would involve the Trustee in personal liability.

(k)                                 The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders holding a principal amount of the Notes not less than the principal amount of Notes required to make such direction pursuant to this Indenture as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(l)                                     Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note and such request or authorization or consent shall be conclusive and binding upon future holders of Notes executed and delivered in exchange therefor or in place thereof.

(m)                             The Trustee may request that the Company delivers an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(n)                                 The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities, computer (hardware or software) or communication services, accidents, labor disputes, and acts of civil or military authorities and governmental actions.

Section 10.03.                   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the TIA while any Default exists, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.  The Collateral Agent and any other Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 10.10 and 10.11.

Section 10.04.                   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 9.01(3), (4), (5), (6), (7), (8), (9) or (10), or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 16.02 hereof from the Company, any Subsidiary Guarantor or any Holder.  In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the Holders of the Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 10.05.                   Notice of Default.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 10.06.                   Reports by Trustee to Holders of the Notes.

(a)                                 Within 60 days after each August 15 beginning with August 15, 2019, and for so long as Notes remain outstanding, the Trustee shall deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA §313(b)(2).  The Trustee shall also deliver all reports as required by TIA §313(c).

(b)                                 A copy of each report at the time of its delivery to the Holders of Notes shall be delivered to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 10.07.                   Compensation and Indemnity.

(a)                                 The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent, Registrar and Conversion Agent) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or willful misconduct.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company shall indemnify the Trustee in its capacity against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)                                  The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Company’s payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 9.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.08.                   Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                 the Trustee fails or ceases to comply with Section 10.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with the obligations imposed on it under TIA §310(b) or Section 10.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall deliver a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, however that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 10.07.  Notwithstanding replacement of the Trustee pursuant to this Section 10.08, the Company’s obligations under Section 10.07 shall continue for the benefit of the retiring Trustee.

Section 10.09.                   Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 10.10.                   Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by Federal or state authorities, that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition and that is not an Affiliate of the Company.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 10.11.                   Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 10.12.                   Trustee in Other Capacities.

References to the Trustee in Sections 10.01, 10.02, 10.03, 10.04, 10.07, 10.08 and 10.09 shall be understood to include the Trustee when acting in other capacities under the Indenture, the Notes, the Intercreditor Agreement and the Security Documents, including, without limitation, as Collateral Agent and Paying Agent.  Without limiting the foregoing, and for the avoidance of doubt, such Sections shall be read to apply to the Collateral Agent and the Intercreditor Agreement and Security Documents, mutatis mutandis, in addition to this Indenture.  The privileges, rights, indemnities and exculpatory provisions contained in this Indenture shall apply to the Trustee, wherever it is acting under the Intercreditor Agreement or the Security Documents.

Section 10.13.                   Credit Bid.

(a)                                 The Trustee, on behalf of itself and the Holders, shall have the right, exercisable at the discretion and direction of the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding, to credit bid and purchase for the benefit of the Trustee and the Holders all or any portion of Collateral at any sale thereof conducted by the Trustee under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Law, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Trustee (whether by judicial action or otherwise) in accordance with applicable law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Trustee to make such credit bid or purchase and, in connection therewith, the Trustee is authorized, on behalf of itself and the other Holders, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Holders on the basis of the obligations so assigned by each Holder); provided, however that any actions by the Trustee with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Holders of not less than 50% in the aggregate principal amount of the Notes then outstanding, irrespective of the termination of this Indenture and without giving effect to the limitations on actions by the Holders of not less than 50% in the aggregate principal amount of the Notes then outstanding contained in Section 12.03.

(b)                                 Each Holder hereby agrees, on behalf of itself and each of its Affiliates that is a Holder, that, except as otherwise provided in any Note Document or with the written consent of the Trustee and the Holders of not less than 50% in the aggregate principal amount of the Notes then outstanding, it will not take any enforcement action, accelerate obligations under any of the Note Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE ELEVEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01.                   Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 11.02 or 11.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eleven.

Section 11.02.                   Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 11.01 of the option applicable to this Section 11.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 11.04, be deemed to have been discharged from its obligations with respect to this Indenture and the Security Documents and all outstanding Notes and all obligations of the Subsidiary Guarantors shall be deemed to have been discharged with respect to their obligations under this Indenture, the Guarantees and the Security Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 11.05 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 11.02, and shall be deemed discharged from the payment and performance of all other obligations under this Indenture, the Notes, the Guarantees and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from Funds in Trust (as defined in Section 11.04 and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) subject to clause (a) of this Section 11.02, the Company’s obligations with respect to such Notes under Article Two and Section 7.02, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and (d) this Article Eleven.  If the Company exercises its legal defeasance option pursuant to this Section 11.02, the Subsidiary Guarantees will terminate with respect to the Notes, and payment of the Notes may not be accelerated pursuant to Section 9.02 because of an Event of Default.  Subject to compliance with this Article Eleven, the Company may exercise its option (if any) to have this Section 11.02 applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 11.03 applied to such Notes.

Section 11.03.                   Covenant Defeasance.

Upon the Company’s exercise under Section 11.01 of the option applicable to this Section 11.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 11.04, be released from its obligations, and each Restricted Subsidiary shall be released from its obligations, under the covenants contained in Sections 7.22 through 7.30, the covenants set forth in the Security Documents and the limitations set forth in clause (3) of Section 8.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 11.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 9.01, but, except as specified above, the remainder of this Indenture, the Security Documents and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 11.01 of the option applicable to this Section 11.03, subject to the satisfaction of the conditions set forth in Section 11.04, (i) Sections 9.01(6), (7), (8) (clauses (7) and (8) with respect to Significant Subsidiaries only), and Sections 9.01(9) and (10) shall not constitute Events of Default and (ii) payment of the Notes may not be accelerated because of an Event of Default specified in Sections 9.01(4), (5), (6), (7), (8) (clauses (7) and (8) with respect to Significant Subsidiaries only), or Sections 9.01(9) and (10) or because of the failure of the Company to comply with clause (3) of Section 8.01(a).

Section 11.04.                   Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 11.02 or 11.03 to the outstanding Notes:

(a)                                 the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes cash in United States dollars, U.S. Government Obligations denominated in United States dollars, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or the applicable redemption date) (in each case assuming the payment of interest as Cash Interest through such date), if at or prior to electing either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date);

(b)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States confirming that the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness or Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit);

(e)                                  such deposit shall not result in a breach of, or constitute a default under, any material agreement or instrument (other than this Indenture or the Security Documents) to which the Company, any Subsidiary Guarantor or any Restricted Subsidiary is a party or by which it is bound or if such breach or default would occur, which is not waived as of, or for all purposes, on or after, the date of such deposit;

(f)                                   the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Company or any Subsidiary Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others; and

(g)                                  the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 11.05.                   Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)                                 Subject to Section 11.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.05, the “Trustee”) pursuant to Section 11.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)                                  Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 11.04 which, in the opinion of a nationally recognized firm of independent public accountants, nationally recognized investment banking firm, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 11.06.                   Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company comply with the Commission Regulation 17AD-17 as it applies to lost bondholders.

Section 11.07.                   Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 11.02 or 11.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.02 or 11.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE TWELVE
AMENDMENT, SUPPLEMENT AND WAIVER

Section 12.01.                   Without Consent of Holders of Notes.

(a)                                 Notwithstanding Section 12.02, the Company, any Subsidiary Guarantor and the Trustee and the Collateral Agent may modify, supplement or amend this Indenture, the Notes, the Security Documents and the Intercreditor Agreement without the consent of any Holder of a Note to:

(1)                                 cure any ambiguity, omission, defect, mistake or inconsistency;

(2)                                 provide for the assumption by a successor of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Security Documents and the Intercreditor Agreement in accordance with the applicable provisions thereof;

(3)                                 provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)                                 add guarantors or Collateral with respect to the Notes, including Subsidiary Guarantors, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee or terminate a Lien securing the Notes; provided, however that the release and termination is in accordance with the applicable provisions of this Indenture;

(5)                                 secure the Notes or Subsidiary Guarantees;

(6)                                 add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

(7)                                 make any change that does not adversely affect the rights of any Holder;

(8)                                 comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(9)                                 provide for the succession of a successor Trustee; provided, however that the successor Trustee is otherwise qualified and eligible to act as such under this Indenture;

(10)                          make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents;

(11)                          provide for the issuance of PIK Interest Notes or to increase the outstanding principal amount of the Notes, in each case in accordance with the limitations set forth in this Indenture as of the date hereof;

(12)                          make any change as provided for in the Intercreditor Agreement; or

(13)                          provide for conversion adjustments in accordance with Article Four in connection with a Reorganization Event.

In addition, the Intercreditor Agreement may be amended in accordance with its terms and without the consent of any Holder, the Trustee or the Collateral Agent with the consent of the parties thereto or otherwise in accordance with its terms; provided, however that such amendment does not affect the rights, duties, protections, indemnities, immunities or obligations of the Trustee or the Collateral Agent.  The Intercreditor Agreement will also provide that in certain circumstances the Security Documents may be amended automatically without the consent of Holders of Notes, the Trustee or the Collateral Agent in connection with any amendments to corresponding security documents creating Prior Liens; provided, however that such amendment does not affect the rights, duties, protections, indemnities, immunities or obligations of the Trustee or the Collateral Agent.

(b)                                 Upon the request of the Company, and upon receipt by the Trustee or Collateral Agent, as applicable, of the documents described in Section 16.04 and Section 12.06, the Trustee or Collateral Agent shall join with the Company and each Subsidiary Guarantor in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amendment or supplement that affects its own rights, duties, protections, obligations, indemnities or immunities under this Indenture or otherwise.

Section 12.02.                   With Consent of Holders of Notes.

(a)                                 Except as provided below in this Section 12.02, the Company, any Subsidiary Guarantor, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Security Documents and the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, the PIK Interest Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby (including, without limitation, PIK Interest Notes, if any) voting as a single class:

(1)                                 reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(2)                                 reduce the stated rate of or change the stated time for payment of interest on any Note;

(3)                                 reduce the principal of or change the Stated Maturity of any Note;

(4)                                 reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.07 and Section 3.08 hereof; other than modifications of Sections 7.26 and 7.30 or provisions relating thereto;

(5)                                 make any Note payable in money other than that stated in the Note;

(6)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration) or impair the right of any Holder to receive payment of the principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)                                 modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes;

(8)                                 release all or substantially all of the collateral subject to the Liens created by the Security Documents (except with respect to releases permitted under this Indenture)

(9)                                 adversely affect the right of Holders to convert the Notes other than as provided in this Indenture; or

(10)                          make any change to or modify the ranking of the Notes that would adversely affect the Holders.

(b)                                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, however that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

(c)                                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment, supplement or waiver, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee or the Collateral Agent, as applicable, of the documents described in Section 12.06 and Section 16.04, the Trustee or the Collateral Agent shall join with the Company and each Subsidiary Guarantor in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver directly affects the Trustee’s or the Collateral Agent’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee and the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

(d)                                 It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e)                                  After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall deliver to the Holders of Notes a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.03.                   Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 12.04.                   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 12.05.                   Notation on or Exchange of Notes.

(a)                                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 12.06.                   Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Twelve if the amendment or supplement does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee.  In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE THIRTEEN
SUBSIDIARY GUARANTEES

Section 13.01.                   Subsidiary Guarantee.

(a)                                 Subject to this Article Thirteen, each of the Subsidiary Guarantors, jointly and severally, fully and unconditionally, guarantees, on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Subsidiary Guarantors agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Subject to Section 9.06, each Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                                 Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Nine for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Nine, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee.  Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Subsidiary Guarantor, in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e)                                  In respect to its obligations under its Guarantee, each Subsidiary Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 7.06.

Section 13.02.                   Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Thirteen, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Section 13.03.                   Execution and Delivery of Notation of Guarantee.

(a)                                 To evidence its Guarantee set forth in Section 13.01, with respect to the Notes issued on the Issue Date, a Subsidiary Guarantor shall execute a notation of such Guarantee substantially in the form included in Exhibit D hereto endorsed by an Officer of such Subsidiary Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee.

(b)                                 Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c)                                  If an Officer whose signature is on this Indenture or on the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d)                                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 13.04.                   Releases of Subsidiary Guarantors.

(a)                                 A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(1)                                 in the event that a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company if the sale or other disposition does not violate Section 7.26.

(2)                                 if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture or if the Subsidiary Guarantor no longer meets the definition of Restricted Subsidiary;

(3)                                 if such Subsidiary Guarantor ceases to guarantee any other Indebtedness of the Company or a Subsidiary Guarantor under a Credit Facility, and is not a borrower under the First Lien Credit Agreement; provided, however that no Event of Default has occurred and is continuing; or

(4)                                 upon a satisfaction and discharge or a legal or covenant defeasance of the Notes in accordance with Article Eleven or Article Fifteen.

(b)                                 Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Thirteen.

ARTICLE FOURTEEN
COLLATERAL AND SECURITY

Section 14.01.                   The Collateral Agent.  By accepting a Note, each Holder is deemed to have irrevocably appointed the Collateral Agent to act as its agent under the Security Documents and irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, powers and discretions, and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf.  Each Holder agrees that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by this Indenture and the Security Documents.  The Collateral Agent will have no duties or obligations except those expressly set forth in the Security Documents to which it is party; provided, however that no provision of this Indenture shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.  Notwithstanding the generality of the foregoing:

(a)                                 The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Indenture and the Security Documents and the Collateral Agent shall not be liable to any party hereto or to any Security Document to which it is a party by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.

(b)                                 The Collateral Agent shall not be responsible in any manner for the validity, enforceability or sufficiency of this Indenture, the Security Documents or any Collateral delivered under the Security Documents, or for the value or collectability of any Notes or for any representations made or obligations assumed by any party other than the Collateral Agent.  The Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Grantors to all or any of the assets whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.

(c)                                  The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created pursuant to any Security Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created pursuant to any Security Document pertaining to this matter.

(d)                                 The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own gross negligence or willful misconduct.

(e)                                  The Collateral Agent may seek the advice, at the expense of the Company, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Indenture or its duties hereunder or under any Security Document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.

(f)                                   The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document it receives in connection with this Indenture or any Security Document.

(g)                                  IN NO EVENT SHALL THE COLLATERAL AGENT BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF SUCH LOSS OR DAMAGE WAS FORESEEABLE OR IT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

(h)                                 In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder or under any Security Document because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any Security Document.

(i)                                     The Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Indenture or any Security Document; provided, however that (i) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Collateral Agent in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

(j)                                    The Collateral Agent shall be entitled to seek written directions from the requisite Holders prior to taking any action under this Indenture or any Security Document or with respect to any Collateral.

(k)                                 Except with respect to its own gross negligence or willful misconduct, the Collateral Agent shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Security Document or any other instrument or document furnished pursuant thereto.

(l)                                     The Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Security Documents, this Indenture or any other document related hereto or thereto.  The Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.

(m)                             No provision of this Indenture or any Security Document shall require the Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any Person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.

(n)                                 Whenever in the administration of this Indenture or any Security Document the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct or gross negligence on its part, conclusively rely upon instructions from the requisite Holders.

(o)                                 The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Holders or by the Collateral Agent.

(p)                                 The Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any such parties it appoints with due care.

(q)                                 The Collateral Agent may request that the requisite Holders or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any Security Document.

(r)                                    Money held by the Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law.  The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed by the Collateral Agent in writing.

(s)                                   Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(t)                                    The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of this Indenture or the Security Documents.

(u)                                 The Company and the Subsidiary Guarantors, jointly and severally, shall defend, indemnify, and hold harmless the Collateral Agent from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral:

(w)                               the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, Persons or animals; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise from the gross negligence or willful misconduct of the Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction.  For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the RCRA, and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation.  The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Company and the Subsidiary Guarantors may have to the Collateral Agent at common law, and shall survive the termination of this Indenture.

(v)                                 The Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral.  The Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.

(w)                               Upon any payment or distribution of assets hereunder or under any Security Document, the Collateral Agent shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an insolvency or liquidation proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution in such insolvency or liquidation proceeding, delivered to the Collateral Agent, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

(x)                                 In the event that, following a foreclosure in respect of any Property, the Collateral Agent acquires title to any portion of such Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(y)                                 The rights and protections of the Collateral Agent set forth herein shall also be applicable to the Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.

(z)                                  In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article Ten hereof.

(aa)                          Notwithstanding anything in this Indenture to the contrary and for the avoidance of doubt, the Collateral Agent and the Trustee shall have no duty to act outside of the United States of America in respect of any Collateral.

Section 14.02.                   Authority Of Collateral Agent To Release Collateral And Liens.  By accepting a Note, each Holder is deemed to authorize the Collateral Agent to release or subordinate any Collateral that is permitted to be sold, reclassified or released or be subject to a Lien pursuant to the terms of this Indenture or the Security Documents.  By accepting a Note, each Holder is deemed to authorize the Collateral Agent to execute and deliver to the Company, at the Company’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Company in connection with any sale, reclassification or other disposition of Oil or Gas Property or such other Collateral to the extent such sale, reclassification or other disposition is permitted by the terms of Section 7.26 or is otherwise authorized by the terms of this Indenture or the Security Documents.

Section 14.03.                   Security Documents.  (a) To secure the full and punctual payment when due and the full and punctual performance of the obligations of the Company and the Subsidiary Guarantors in respect of the Notes and this Indenture (including the Subsidiary Guarantees), the Company and the Subsidiary Guarantors shall, on the Issue Date:

(1)                                 enter into the Collateral Agreement and deliver to the Trustee or Collateral Agent all certificates representing Capital Stock and other instruments and documents required thereunder to be delivered to the Trustee (or to the First Lien Administrative Agent as gratuitous bailee for the Trustee);

(2)                                 file, register or record all documents and instruments, including UCC financing statements, required by applicable law or reasonably requested by the Trustee or the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents or this Indenture; and

(3)                                 enter into such Security Documents creating Liens on all interests in Property owned by the Company or any Domestic Subsidiary that are subject to any Lien securing the First Lien Secured Indebtedness (or that would be required, under the First Lien Credit Agreement as in effect on Issue Date, to secure such First Lien Secured Indebtedness if such First Lien Secured Indebtedness were outstanding and such First Lien Credit Agreement were in effect).

(b)                                 Notwithstanding anything to the contrary set forth in clause (a) or elsewhere in this Indenture or any Security Document, (1) any mortgages (and any related Security Documents) required to be granted pursuant to clause (a) on the Issue Date with respect to real property that is securing First Lien Secured Indebtedness on the Issue Date shall be granted as soon as commercially reasonable following the Issue Date, but in no event later than 30 days following the Issue Date (it being understood any such mortgages shall be accompanied by customary local counsel opinions (but limited only to those jurisdictions in which local counsel opinions were delivered to the First Lien Administrative Agent in connection with the mortgages granted pursuant to the First Lien Secured Indebtedness)) and (2) any control agreements required to be entered into pursuant to clause (a) with respect to deposit accounts and securities accounts that are securing First Lien Secured Indebtedness on the Issue Date shall be entered into as soon as commercially reasonably following the Issue Date, but in no event later than 30 days following the Issue Date.  The Company shall deliver an Officer’s Certificate to the Trustee certifying to the satisfaction of the foregoing obligations in this Section 14.03(b) promptly upon the completion thereof.

(c)                                  On or after the Issue Date, the Company and the other Grantors shall enter into additional Security Documents and take or cause to be taken all such actions as may be required pursuant to this Indenture or under any Security Document to create, perfect and maintain, as security for the obligations of the Company and the Subsidiary Guarantors in respect of the Notes, this Indenture (including the Subsidiary Guarantors) and the Security Documents, a valid and enforceable perfected second-priority Lien and security interest in all of the Collateral (subject to the terms of the Intercreditor Agreement and the Security Documents in all respects) in favor of the Trustee for the benefit of the Holders.

(d)                                 Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents entered into on the Issue Date or from time to time thereafter (including the provisions providing for the possession, use, release and foreclosure of Collateral) as each may be amended from time to time in accordance with their terms and this Indenture, the Security Documents and the Intercreditor Agreement.

(e)                                  In the event that security interests in any of the Collateral are not created as of the Issue Date, the Company and the other Grantors shall use commercially reasonable efforts to implement security arrangements with respect to such Collateral as promptly as reasonably practicable after the Issue Date (or on such later date as may be permitted by the Holders in their sole discretion).

(f)                                   Each Holder, by accepting the Notes, is deemed to acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent, the Trustee and the other secured parties described in the Security Documents and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Collateral Agent, the Holders and such other secured parties is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 14.04.                   Intercreditor Agreement.

By accepting a Note, each Holder is deemed to acknowledge that the obligations of the Company under the First Lien Credit Agreement and Refinancing Indebtedness in respect thereof are and shall be secured by Liens on assets of the Company and the other Grantors that constitute Collateral under the Security Documents and that the relative Lien priorities and other creditor rights of the Holders hereunder and the secured parties thereunder will be set forth in the Intercreditor Agreement.  By accepting a Note, each Holder is deemed to acknowledge that it has received a copy of the Intercreditor Agreement.  By accepting a Note, each Holder is deemed to (a) consent to the subordination of the Liens on the Collateral securing the Notes and the Subsidiary Guarantees on the terms set forth in the Intercreditor Agreement, authorize and direct the Trustee and the Collateral Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Holder and without any further consent, authorization or other action by such Holder, (c) agrees that, upon the execution and delivery thereof, such Holder will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) agrees that no Holder shall have any right of action whatsoever against the Trustee or the Collateral Agent as a result of any action taken by the Trustee or the Collateral Agent pursuant to this Section 14.04 or in accordance with the terms of the Intercreditor Agreement.  By accepting a Note, each Holder is deemed to further irrevocably authorize and direct the Trustee and the Collateral Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Notes or any refinancing indebtedness in respect thereof as are reasonably acceptable to the Trustee and Collateral Agent to give effect thereto, in each case on behalf of such Holder and without any further consent, authorization or other action by such Holder.  The Trustee and the Collateral Agent shall have the benefit of the provisions of Article Ten with respect to all actions taken by it pursuant to this Section 14.04 or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

Section 14.05.                   Release of Collateral.  (a) The Collateral will be automatically released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby under any one or more of the following circumstances:

(1)                                 in connection with asset sales and dispositions permitted or not prohibited under Section 7.26 so long as, to the extent applicable, the Company applies the net proceeds of such sale or disposition in accordance with the provisions of Section 3.08(a); provided, however that such Liens will not be released if such sale or disposition is to the Company or a Restricted Subsidiary;

(2)                                 with respect to the assets of a Subsidiary Guarantor that constitute Collateral, upon the release of such Subsidiary Guarantor from its Guarantee; and

(3)                                 as described in Section 12.02; and

(4)                                 if required in accordance with the terms of the Intercreditor Agreement.

(b)                                 The Liens on all Collateral that secures the Notes and the Guarantees also will be released:

(1)                                 if the Company exercises its Legal Defeasance option or Covenant Defeasance option as described in Article Eleven; or

(2)                                 upon satisfaction and discharge of this Indenture as described in Article Fifteen or payment in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

The Company will comply with the provisions of TIA §314.  To the extent applicable, the Company will comply with TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents.  Any certificate or opinion required by TIA §314(d) may be made by an

Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company.  Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.  For the purposes of the TIA or otherwise under this Indenture, the release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture or the Security Documents.  To the extent permitted under the TIA and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, the fair value of Collateral released from the Liens and security interest created by this Indenture and the Security Documents pursuant to the terms of the Security Documents shall not be considered in determining whether the aggregate fair value of the Collateral released from the Liens and security interest created by this Indenture and the Security Documents in any calendar year exceeds the 10% threshold specified in TIA §314(d)(1).

(c)                               Upon receipt of an Officers’ Certificate and Opinion of Counsel that such release (and the execution, delivery and acknowledgement of the instruments specified below) is authorized or permitted by this Indenture and that all relevant conditions precedent under this Indenture have been met, the Collateral Agent will execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture.

Section 14.06.                   Form and Sufficiency of Release.  In the event that (i) the Company or any Subsidiary Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Subsidiary Guarantor pursuant to the terms hereof, (ii) the Company or such Subsidiary Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents and (iii) all conditions set forth herein and for execution, acknowledgement and delivery of such an instrument have been satisfied, upon receipt of an Officers’ Certificate and Opinion of Counsel that such release (and the execution, delivery and acknowledgement of such an instrument) is authorized or permitted by this Indenture and that all relevant conditions precedent under this Indenture thereto have been met, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Subsidiary Guarantor (in proper form) such an instrument.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

Section 14.07.                   After-Acquired Property.  Promptly, but in no event later than 90 days, following the acquisition by the Company or any Subsidiary Guarantor of any After Acquired Property, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, Security Document supplements, security instruments and financing statements as shall be reasonably necessary to cause such After Acquired Property to be made subject to a perfected Lien (subject to Liens permitted under this Indenture, including Permitted Liens) in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect; provided, however, that while the First Lien Credit Agreement is outstanding, the execution and delivery of such documents will only be required, and such After Acquired Property will only become part of the Collateral securing the Notes, if and to the extent that such After Acquired Property becomes part of the Collateral securing the First Lien Credit Agreement substantially concurrently therewith.

ARTICLE FIFTEEN
SATISFACTION AND DISCHARGE

Section 15.01.                   Satisfaction and Discharge.

This Indenture and the Security Documents will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise expressly provided for in this Indenture) as to all outstanding Notes issued under this Indenture when:

(a)                                 either:

(1)                                 all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(2)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise;

(b)                                 the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for such purpose cash in United States dollars, U.S. Government Obligations denominated in United States dollars, or a combination thereof, in such amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c)                                  the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums due and payable under this Indenture by the Company and any Subsidiary Guarantor;

(d)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture and the Security Documents have been complied with; and

(e)                                  the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

Section 15.02.                   Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)                                 Subject to Section 15.03, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 15.02, the “Trustee”) pursuant to Section 15.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Obligations held by it as provided in this Section 15.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Fifteen.

Section 15.03.                   Repayment to the Company.

Any money deposited with the Trustee, any Paying Agent or the Conversion Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee, such Paying Agent or such Conversion Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company comply with the Commission Regulation 17AD-17 as it applies to lost bondholders.

Section 15.04.                   Reinstatement.

Section 11.07 of this Indenture shall apply to this Article Fifteen.

ARTICLE SIXTEEN
MISCELLANEOUS

Section 16.01.                   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.02.                   Notices.

(a)                                 Any notice or communication by either of the Company or any Subsidiary Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Subsidiary Guarantor:

Goodrich Petroleum Corporation
801 Louisiana, Suite 700
Houston, Texas 77002
Facsimile:  (713) 780-9254
Attention:  Chief Financial Officer

If to the Trustee:

Wilmington Trust, National Association
15950 N. Dallas Parkway, Suite 550

Dallas, TX  75248

Facsimile No.:  (888) 316-6238
Attention:  Goodrich Petroleum Administrator

(b)                              The Company, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)                                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)                                 Any notice or communication to a Holder (i) of a Global Note shall be given in accordance with the rules and procedures of the Depositary, and (ii) otherwise shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be delivered to any Person described in TIA §313(c), to the extent required by the TIA.  Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)                                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)                                   If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

Section 16.03.                   Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar, and Conversion Agent and any other Person shall have the protection of TIA §312(c).

Section 16.04.                   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:  (1) an Officers’ Certificate (which shall include the statements set forth in Section 16.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (2) an Opinion of Counsel (which shall include the statements set forth in Section 16.05) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.  To the extent applicable, the Company shall also comply with TIA §314(c)(3).

Section 16.05.                   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 16.06.                   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 16.07.                   No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 16.08.                   Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH PARTY (INCLUDING THE HOLDERS) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

EACH PARTY (INCLUDING THE HOLDERS) HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

TO THE EXTENT THAT THE COMPANY OR ANY SUBSIDIARY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY IN SUCH JURISDICTION, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS INDENTURE AND THE NOTES OR GUARANTEES, AS APPLICABLE, TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 16.09.                   Trust Indenture Act Controls.

This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA including TIA §318(c), the imposed duties shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 16.10.                   Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 8.01 or 13.04.

Section 16.11.                   Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.12.                   Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 16.13.                   Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 16.13.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  Notwithstanding anything to the contrary contained in this Section 16.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)                                 If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA §316(c), such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided, however that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)                                  Subject to Section 12.04, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)                                   Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g)                                  For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 16.14.                   Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.15.                   Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SIGNATURES

Company:

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Name:	Michael J. Killelea
Title:	Executive Vice President, General Counsel and Corporate Secretary

Subsidiary Guarantor:

GOODRICH PETROLEUM COMPANY, L.L.C.

By:	/s/ Michael J. Killelea
Name:	Michael J. Killelea
Title:	Executive Vice President, General Counsel and Corporate Secretary

Trustee:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as
Trustee and Collateral Agent

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

EXHIBIT A

[Face of Initial Note]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.](1)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION AND THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, INCLUDING (X) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (Y) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF THE SECURITIES ACT (IF AVAILABLE) OR (Z) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER

(1)  For Global Notes

Exhibit A - 1

INFORMATION TO THE COMPANY,  THE TRUSTEE AND THE REGISTRAR REASONABLY SATISFACTORY TO THEM, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.](2)

(2)         For Restricted Global Notes and Restricted Definitive Notes.

Exhibit A - 2

CUSIP:

No.	Principal Amount: $

GOODRICH PETROLEUM CORPORATION

13.50% Convertible Second Lien Senior Secured Notes due 2021

Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to, or its registered assigns, the principal sum of [ ] ($[ ]) UNITED STATES DOLLARS, as the same may be revised on the Schedule of Exchanges of interests in the Global Note attached hereto, on May 31, 2021 (the “Maturity Date”).  If the Holder delivers a written notice to the Company on or before the Maturity Date requesting that any portion of the outstanding and unpaid principal amount of the Note (together with any accrued and unpaid interest) be made in Common Stock, the Company shall convert the Conversion Amount into fully paid and non-assessable shares of Common Stock at the Conversion Rate.  If the Holder makes an election as described in the preceding sentence, the Company shall be entitled to (i) deliver shares of Common Stock to the Holder, (ii) pay the Holder an amount in cash equal to the market value of the shares calculated using the Closing Price of the Common Stock on the Conversion Date; provided that the Company may not elect to deliver cash in respect of any Conversion Obligation in an aggregate amount exceeding 10% of the Conversion Obligation on any Conversion Date, or (iii) any combination thereof.

Interest Payment Dates:  January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2019.

Regular Record Dates:  January 1, April 1, July 1 and October 1 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

GOODRICH PETROLEUM CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit A - 3

(Form of Trustee’s Certificate of Authentication)

This is one of the 13.50% Convertible Second Lien Senior Secured Notes due 2021 described in the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Date:

Exhibit A - 4

[Reverse Side of Initial Note]

GOODRICH PETROLEUM CORPORATION

13.50% Convertible Second Lien Senior Secured Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at 13.50% per annum until maturity; provided, however, that in the event that the Company fails to comply with its obligations under Section 14.03(b) of the Indenture, and for so long as such failure shall have occurred and be continuing, the Company promises to pay interest on the principal amount of this Note at a rate that is .25% per annum in excess of the interest rate otherwise applicable to this Note from time to time for the first month that such failure is continuing, commencing on and including the first day of the next succeeding month, and thereafter, such interest rate shall increase by an additional .25% for each month thereafter for so long as such failure is continuing, each such increase commencing on and including the first day of each succeeding month: any such additional interest payable pursuant to this proviso shall be paid on the next succeeding Interest Payment Date to the Holders on the related record date for such Interest Payment Date.  For any interest period ending other than at Stated Maturity, the Company may elect to pay all or any portion of interest in kind on the then outstanding principal amount of this Note by increasing the principal amount of the outstanding Notes or by issuing additional Notes (“PIK Interest Notes”) in a principal amount equal to such interest (“PIK Interest”).  The Company shall pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from and including the date of original issuance; provided, however that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be July 15, 2019.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at one percentage point in excess of the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at such higher rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  If any payment date with respect to the Notes is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period provided such payment is made on the next succeeding Business Day.

2.             Method of Payment.  Except as provided in Section (1) of this Note, interest on the Notes shall be payable entirely in cash (“Cash Interest”).  The Company shall pay interest on the Notes (except defaulted interest, if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on January 1, April 1, July 1 and

Exhibit A-5

October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder of the Notes has given wire transfer instructions to the Company or the Paying Agent at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions to an account in the United States.  All other payments on the Notes shall be made at the office or agency of the Paying Agent designated by the Company in the City and State of New York unless the Company elects to make Cash Interest payments by check, or PIK Payments by PIK Interest Notes that are Definitive Notes, mailed to the Holders at their addresses set forth in the register of Holders.  Payments of Cash Interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date shall be made by the Company in immediately available funds for receipt by the Trustee no later than 1:00 p.m. New York Time on such Interest Payment Date.  The Company will pay principal of, premium, if any, and Cash Interest on, Global Notes held by the Depositary or its nominee, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note. The Company will make PIK Payments on Global Notes held by the Depositary or its nominee, to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note.

The Notes shall be payable as to principal, premium, if any, and Cash Interest at the office or agency of the Paying Agent designated by the Company and maintained for such purpose, except as noted in the preceding paragraph. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

In connection with the payment of PIK Interest in respect of the Notes, the Company shall be entitled, without the consent of the Holders thereof (and without regard to any restrictions or limitations set forth in Section 7.22 of the Indenture), to make such PIK Payments by (i) issuing PIK Interest Notes or (ii) increasing the outstanding principal amount of the then authenticated Global Notes.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or repurchase of the Notes as described under Sections 3.07, 3.08 and 7.30 of the Indenture or at Stated Maturity will be made solely in cash. If the Company elects to pay interest on the Notes as a combination of Cash Interest and as PIK Interest, Cash Interest and PIK Interest shall be paid on the Notes to the Holders on a pro rata basis.

PIK Interest on the Notes will be payable (a) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of such Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) as provided in writing by an Officer of the Company to the Trustee and, upon receipt of such written order of the Company, the Trustee shall increase such Global Note by the amount of PIK Interest and (y) with respect to Definitive Notes, by issuing PIK Interest Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee shall, at the request of the Company and upon receipt of an Authentication Order, authenticate and deliver such PIK

Exhibit A-6

Interest Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a payment of PIK Interest, the Global Notes shall bear interest on such increased principal amount from and after the date of such payment. Any PIK Interest Notes issued in certificated form shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date. All PIK Interest Notes issued pursuant to a payment of PIK Interest shall be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Interest Notes shall be issued with the description “PIK” on the face of such PIK Interest Note.

3.             Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity (except for purposes of Articles Eleven or Fourteen under the Indenture).

4.             Indenture.  The Company issued the Notes under an Indenture dated as of May 31, 2019 (the “Indenture”) by and between the Company, the Subsidiary Guarantor named therein and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            Conversion of Notes. This Note shall be convertible by the Holder into shares of Common Stock on the terms and conditions (and the Conversion Price shall be subject to adjustment) as set forth in the Indenture.

6.             Optional Redemption.  The Notes shall be redeemable at the option of the Company as provided in Article Three of the Indenture.

7.             Mandatory Redemption.  The Notes shall be redeemed by the Company as provided in Article Three of the Indenture.

8.             Repurchase at Option of Holders.

(a)           Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $2,000 or integral multiples of $1,000 in excess thereof (or $1.00 or an integral multiple thereof following any PIK Payment), at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

Exhibit A-7

(b)           Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of sale, assignment or other transfer of Property to the repayment of the Notes.

9.             Selection and Notice of Redemption.  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Company shall notify the Trustee of any such listing) or, if the Notes are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (or in the case of Global Notes, the Trustee will select Notes for redemption based on the Depositary’s method that most nearly approximates a pro rata selection).

10.          Denominations, Transfer, Exchange.  Subject to the issuance of PIK Interest Notes as described herein, the Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof (or, following any PIK Payment, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or other governmental taxes and fees payable in connection therewith.  The Company is not required to transfer or exchange any Note selected for redemption.  Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

11.          Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

12.          Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

13.          Defaults.  In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default of Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a

Exhibit A-8

covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

14.          Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.          No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

16.          Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be place only on the other identification number placed thereon.

18.          Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Goodrich Petroleum Corporation
801 Louisiana, Suite 700
Houston, Texas 77002
Facsimile:  (713) 780-9254
Attention:  Chief Financial Officer

Exhibit A-9

EXHIBIT I

GOODRICH PETROLEUM CORPORATION

CONVERSION NOTICE

Reference is made to the Convertible Second Lien Secured Notes due 2021 (the “Note”) issued to the undersigned by Goodrich Petroleum Corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

Exhibit A-10

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs its transfer agent to issue the above-indicated number of shares of Common Stock in accordance with the Conversion Agent Instructions dated [ ] from the Company and acknowledged and agreed to by .

GOODRICH PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit A-11

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this
Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 7.30 of the Indenture, check the appropriate box below:

[  ] Section 7.30

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 7.30 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of
this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)

Exhibit A-14

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

Goodrich Petroleum Corporation
801 Louisiana, Suite 700
Houston, Texas 77002
Facsimile:  (713) 780-9254
Attention:  Chief Financial Officer

Wilmington Trust, National Association
15950 N. Dallas Parkway, Suite 550

Dallas, TX  75248
Facsimile No.:  (888) 316-6238
Attention:  Goodrich Petroleum Administrator

Re:  13.50% Convertible Second Lien Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of May 31, 2019 (the “Indenture”) among Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantor named therein and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

              (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $          in such Note[s] or interests (the “Transfer”), to              the (“Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The

Exhibit B-1 - 1

Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(b)                                 ☐ such Transfer is being effect to the Company or a subsidiary thereof; or

(c)                                  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to the Notes being transferred and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-2 to the Indenture and (2) if requested by the Company, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act, and other certification or information satisfactory to the Company or the Trustee. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Institutional Accredited Investor Global Note and/or the Definitive Note and in the

Exhibit B-1 - 2

Indenture and the Securities Act. For purposes of this provision, the term “Institutional Accredited Investor” shall mean an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit B-1 - 3

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(A)                               a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP); or

(ii)                                  ☐ Regulation S Permanent Global Note (CUSIP); or

(iii)                               ☐ Institutional Accredited Investor Global Note (CUSIP); or

(B)                               ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(A)                               a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP); or

(ii)                                  ☐ Regulation S Permanent Global Note (CUSIP); or

(iii)                               ☐ Institutional Accredited Investor Global Note (CUSIP); or

(iv)                              ☐ Unrestricted Global Note (CUSIP); or

(B)                               ☐ a Restricted Definitive Note; or

(C)                               ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit B-1 - 4

EXHIBIT B-2

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Date]

Goodrich Petroleum Corporation
801 Louisiana, Suite 700
Houston, Texas 77002
Facsimile:  (713) 780-9254
Attention:  Chief Financial Officer

Wilmington Trust, National Association
15950 N. Dallas Parkway, Suite 550

Dallas, TX  75248
Facsimile No.:  (888) 316-6238
Attention:  Goodrich Petroleum Administrator

Re:  13.50% Convertible Second Lien Senior Secured Notes due 2021

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of May 31, 2019 (the “Indenture”) among Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantor named therein and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $            aggregate principal amount of:

(a)                  ☐ a beneficial interest in a Global Note, or

(b)                  ☐ a Definitive Note,

We represent and warrant to you that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and distribution of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to

Exhibit B-2 - 1

such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, and other certification or information satisfactory to the Company or the Trustee, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interests therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

Exhibit B-2 - 2

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Date]

Goodrich Petroleum Corporation
801 Louisiana, Suite 700
Houston, Texas 77002
Facsimile:  (713) 780-9254
Attention:  Chief Financial Officer

Wilmington Trust, National Association
15950 N. Dallas Parkway, Suite 550

Dallas, TX  75248
Facsimile No.:  (888) 316-6238
Attention:  Goodrich Petroleum Administrator

Re:  13.50% Convertible Second Lien Senior Secured Notes due 2021

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of May 31, 2019 (the “Indenture”) among Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantor named therein and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $               in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the

Exhibit C - 1

Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in a Restricted Global Note, with an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

Exhibit C - 2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of May 31, 2019 (as supplemented or amended, the “Indenture”), among Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantor named therein and Wilmington Trust, National Association, as trustee (the “Trustee”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit D - 1

EXHIBIT E

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of, among Goodrich Petroleum Corporation (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (each, an “Existing Guarantor”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (as supplemented or amended, the “Indenture”), dated as of May 31, 2019, providing for the issuance of the Company’s 13.50% Convertible Second Lien Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, Section 12.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Guarantee.  Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article Thirteen of the Indenture, such Article Thirteen being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor

Exhibit E - 1

agrees to be bound as a Subsidiary Guarantor under the Indenture as if it had been an initial signatory thereto; provided, however that the New Guarantor can be released from its Guarantee to the same extent as any other Subsidiary Guarantor under the Indenture.

(3)                                 GOVERNING LAW.  THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4)                                 Counterparts.  The parties may sign any number of copies of this Guarantor Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(5)                                 Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

(6)                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

GOODRICH PETROLEUM CORPORATION
a Delaware corporation

By:
Name:
Title:

EACH GUARANTOR LISTED ON
SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON
SCHEDULE B HERETO

By:
Name:
Title:

Exhibit E - 2

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Exhibit E - 3

Schedule A

Exhibit E - 4

Schedule B

Exhibit E - 5

SCHEDULE 7.27

AFFILIATE TRANSACTIONS

None.

Schedule 7.27 - 1